UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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EXXON MOBIL CORPORATION

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Notice of 2020 Annual Meeting and Proxy Statement

April 9, 2020

Dear Shareholder:

We invite you to attend the annual meeting of shareholders currently scheduled on Wednesday, May 27, 2020, at the Renaissance Dallas Hotel Conference Center, 2222 North Stemmons Freeway, Dallas, Texas 75207. The meeting will begin promptly at 9:30 a.m. Central Time. With the evolving concerns of COVID-19 and public health authority recommendations, these plans are subject to change and could evolve to a virtual meeting. We will notify you of any changes prior to the event and provide the latest status on the Investor Relations section of our website at exxonmobil.com/investor. As always, our first priority remains the health and safety of our shareholders, employees, and communities.

At the meeting, you will hear a report on our business and vote on the following items:

•	Election of directors;

•	Ratification of PricewaterhouseCoopers LLP as independent auditors;

•	Advisory vote to approve executive compensation;

•	Six shareholder proposals contained in this proxy statement; and

•	Other matters if properly raised.

Only shareholders of record on April 2, 2020, or their valid proxy holders may vote at the meeting. Attendance at the meeting is limited to shareholders or their proxy holders and ExxonMobil guests. Only shareholders or their proxy holders may address the meeting.

This booklet includes the formal notice of the meeting and proxy statement. The proxy statement tells you about the agenda, procedures, and rules of conduct for the meeting. It also describes how the Board operates, gives information about our director candidates, and provides information about the other items of business to be conducted at the meeting.

Financial information is provided separately in the booklet, 2019 Financial Statements and Supplemental Information, enclosed with the proxy materials or made available online to all shareholders.

Your vote is important. Even if you own only a few shares, we want your shares to be represented at the meeting. You can vote your shares by Internet, toll-free telephone call, or proxy card. A Summary of 2020 Proxy Voting Results will be available at exxonmobil.com after the annual shareholders meeting.

To attend the meeting in person, please follow the instructions on page 6. An audio webcast and a report on the meeting will be available on our website at exxonmobil.com.

Sincerely,

Stephen A. Littleton Secretary	Darren W. Woods Chairman of the Board

PROXY SUMMARY AND VOTING MAP

Shareholders are asked to consider the materials included in this proxy statement and to vote on the following:

ITEM 1: Election of Directors The Board recommends you vote FOR each of the following candidates.

The Board of Directors has nominated the director candidates below.

All of our nominees currently serve as ExxonMobil directors.

All director nominees have stated that they are willing to serve if elected.

Personal information about each nominee is provided beginning on Page 20

Name, Age, Principal Occupation	Director Since	ExxonMobil Board Committees						Other Public Company Boards
		AC	CC	BAC	FC	PICC	EC
Susan K. Avery, 70 President Emerita, Woods Hole Oceanographic Institution	2017			✓		✓		None
Angela F. Braly, 58 Former Chairman of the Board, President, and CEO, WellPoint (now Anthem)	2016		✓			C		Brookfield Asset Management; Lowe’s; Procter & Gamble
Ursula M. Burns, 61 Chairman of the Board, VEON Ltd.	2012	C			✓		✓	Nestlé; VEON; Uber
Kenneth C. Frazier, 65 LD Chairman of the Board and CEO, Merck & Co.	2009		✓	C			✓	Merck
Joseph L. Hooley, 63 Former Chairman of the Board, President, and CEO, State Street	2020	✓			✓			Aptiv
Steven A. Kandarian, 68 Former Chairman of the Board, President, and CEO, MetLife	2018		✓			✓		AECOM
Douglas R. Oberhelman, 67 Former Chairman of the Board and CEO, Caterpillar	2015	✓			✓			Bombardier
Samuel J. Palmisano, 68 Former Chairman of the Board, President, and CEO, IBM	2006		C	✓			✓	None
William C. Weldon, 71 Former Chairman of the Board and CEO, Johnson & Johnson	2013	✓			✓			CVS Caremark
Darren W. Woods, 55 C Chairman of the Board and CEO, Exxon Mobil Corporation	2016				C		C	None

C	Chairman	AC	Audit Committee	FC	Finance Committee
LD	Lead Director	CC	Compensation Committee	PICC	Public Issues and Contributions Committee
✓	Member	BAC	Board Affairs Committee	EC	Executive Committee

2020 Proxy Statement	1

Director Attendance

During 2019, the ExxonMobil Board met ten times. Directors, on average, attended approximately 96 percent of Board and committee meetings. No director attended less than 75 percent of such meetings. ExxonMobil’s non-employee directors held seven executive sessions in 2019.

10	96%
Board meetings	Director average attendance

Board Tenure

The Board actively refreshes its membership; average tenure for non-employee director nominees is lower than the applicable Standard & Poor’s 500 average of 8.0 years.

6.1
Average tenure of non- employee director nominees

Worldwide Perspectives

The Board nominees have lived and worked around the world and bring broad perspectives to ExxonMobil’s global businesses.

Additional information:

Director leadership & oversight...Page 8

Director qualifications & competencies...Page 9

Director tenure...Page 12

Board Highlights

The ExxonMobil Board is comprised of directors with a diverse mix of backgrounds, knowledge, and skills.

“ExxonMobil recognizes the strength and effectiveness of the Board reflects the balance, experience, and diversity of the individual directors; their commitment; and importantly, the ability of directors to work effectively as a group in carrying out their responsibilities. ExxonMobil seeks candidates with diverse backgrounds who possess knowledge and skills in areas of importance to the Corporation.”

– ExxonMobil Director Selection Guidelines

ExxonMobil’s director nominee competencies/ profiles include:

Risk Management	10 of 10 Directors

Independence	9 of 10 Directors

Large / Complex Organizations	10 of 10 Directors

Gender and / or Race / Ethnic Diversity	4 of 10 Directors

Scientific / Technical / Research	6 of 10 Directors

Current / Former CEO / Field Prominence	10 of 10 Directors

2	2020 Proxy Statement

ITEM 2: Ratification of Independent Auditors The Board recommends you vote FOR this proposal.

The ExxonMobil Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to audit ExxonMobil’s financial statements for 2020.	Page 29 Additional information about the Audit Committee’s appointment of PwC and PwC’s fees for 2018 and 2019
You are asked to ratify that appointment.

ITEM 3: Advisory Vote to Approve Executive Compensation The Board recommends you vote FOR this proposal.

ExxonMobil asks you to vote on a non-binding resolution to approve the compensation of the Named Executive Officers.	Page 30 Additional information about ExxonMobil’s compensation program

ITEMS 4 through 9: Shareholder Proposals The Board recommends you vote AGAINST each of these proposals.

You will have the opportunity to vote on shareholder proposals submitted to ExxonMobil.	Page 59 The text of these proposals, the proponents’ statements in support, and ExxonMobil’s responses

2020 Proxy Statement	3

GENERAL INFORMATION

The annual meeting of shareholders is currently scheduled to take place on Wednesday, May 27, 2020 at 9:30 a.m. Central Time at the Renaissance Dallas Hotel Conference Center. However the Corporation continues to monitor closely the coronavirus pandemic (COVID-19) and public health authority recommendations. It is possible the time, date, location or logistics of the meeting may be changed, including by holding a virtual meeting. In that case, the Corporation will issue additional public disclosure regarding any changes, including on the Investor Relations section of our website at exxonmobil.com/investor. As always, our first priority remains the health and safety of our shareholders, employees, and communities.

Who May Vote

Shareholders of ExxonMobil, as recorded in our stock register on April 2, 2020, may vote at the meeting.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 27, 2020:

The 2020 Proxy Statement, 2019 Summary Annual Report, and 2019 Financial Statements are available at www.edocumentview.com/xom.

Notice and Access

We distribute proxy materials to many shareholders via the Internet under the Securities and Exchange Commission’s (“SEC’s”) “Notice and Access” rules, thereby capturing cost and environmental benefits. On or about April 9, 2020, we mailed a Notice Regarding the Availability of Proxy Materials (“Notice”) that contains information about our 2020 annual shareholders meeting and instructions on how to view all proxy materials on the Internet. Also included are instructions on how to vote and how to request a paper or e-mail copy of the proxy materials.

Electronic Delivery of Proxy Statement and Annual Report Documents

For shareholders receiving proxy materials by mail, you can elect to receive an e-mail in the future that will provide electronic links to these documents. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.

•

Shareholders of Record: If you vote on the Internet at www.investorvote.com/exxonmobil, follow the prompts for enrolling in the electronic proxy delivery service. You may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare.com/exxonmobil. You may also revoke an electronic delivery election at this site at any time.

•

Beneficial Shareholders: If you hold your shares in a brokerage account, you may also have the opportunity to receive copies of the proxy materials electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

How Proxies Work

ExxonMobil’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.

4	2020 Proxy Statement

If your shares are held in your name, you can vote by proxy in one of three convenient ways:

Online	Telephone	Mail

Follow the instructions at

www.investorvote.com/exxonmobil.

You will need to have your proxy card or

Notice in hand. At this website, you can

elect to access future proxy statements

and annual reports via the Internet.

Call toll-free 1-800-652-8683 or 1-781-575-2300 (outside the United States, Canada, and Puerto Rico), and follow the instructions. You will need to have your proxy card or Notice in hand.

Complete, sign, date, and return your

proxy card in the enclosed envelope. If

you receive a Notice and would like to

vote in writing, please follow the

instructions in the Notice to obtain

paper proxy materials.

Your proxy card covers all shares registered in your name and shares held in your Computershare Investment Plan account. If you own shares in the ExxonMobil Savings Plan for employees and retirees, your proxy card also covers those shares.

If you give us your signed proxy but do not specify how to vote, we will vote your shares as follows:

•	For the election of our director candidates;

•	For ratification of the appointment of independent auditors;

•	For approval of the compensation of the Named Executive Officers; and

•	As recommended by the Board with respect to shareholder proposals.

If you hold shares through someone else, such as a stockbroker, you will receive materials from that firm asking how you want to vote. Check the voting form used by that firm to see if it offers online or telephone voting.

Voting Shares in the ExxonMobil Savings Plan

The Trustee of the ExxonMobil Savings Plan will vote Plan shares as participants direct. To the extent participants do not give instructions, the Trustee will vote shares as it thinks best. The proxy card serves to give voting instructions to the Trustee.

Revoking a Proxy

You may revoke your proxy before it is voted at the meeting by:

•	Submitting a new proxy with a later date via a proxy card, online, or by telephone;

•	Notifying ExxonMobil’s Secretary in writing before the meeting; or

•	Voting in person at the meeting.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Treasury shares, which are shares owned by ExxonMobil itself, are not voted and do not count for this purpose.

2020 Proxy Statement	5

Votes Required

•

Election of Directors Proposal: Under ExxonMobil’s by-laws, a director nominee must receive a majority of votes cast in order to be elected to the Board of Directors in a non-contested election. In a contested election (in which the number of nominees exceeds the number of directors to be elected), the plurality vote standard under New Jersey law applies. Under plurality voting, the director nominee with the most votes for a particular seat is elected for that seat. Abstentions and broker non-votes are not counted for purposes of the election of directors. A broker non-vote occurs when a bank, broker, or other holder of record that is holding shares for a beneficial owner does not vote on a particular proposal because the record holder does not have discretionary voting power and has not received instructions from the beneficial owner. If you own shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted.

Our Corporate Governance Guidelines, which can be found in the Corporate Governance section of our website at exxonmobil.com/governance, state that all directors will stand for election at the annual meeting of shareholders. In any non-contested election of directors, any director nominee who receives a greater number of votes AGAINST his or her election than votes FOR such election shall tender his or her resignation. Within 90 days after certification of the election results, the Board of Directors will decide, through a process managed by the Board Affairs Committee and excluding the nominee in question, whether to accept the resignation. Absent a compelling reason for the director to remain on the Board, the Board shall accept the resignation. The Board will promptly disclose its decision and, if applicable, the reasons for rejecting the tendered resignation on Form 8-K filed with the Securities and Exchange Commission.

•

Other Proposals: Approval of the ratification of the appointment of independent auditors, the advisory vote to approve executive compensation, and the shareholder proposals require the favorable vote of a majority of votes cast. Only votes FOR or AGAINST these proposals count.

Abstentions count for quorum purposes, but not for voting. Broker non-votes count as votes FOR the ratification of the appointment of independent auditors but do not count for voting on any of the other proposals.

Annual Meeting Admission

Only shareholders or their proxy holders and ExxonMobil guests may attend the meeting.

For safety and security reasons, cameras, smartphones, recording equipment, electronic devices, computers, large bags, briefcases, packages, and firearms or other weapons will not be permitted in the building. In addition, each shareholder and ExxonMobil guest will be asked to present valid government-issued picture identification, such as a driver’s license, before being admitted to the meeting.

For registered shareholders, an admission ticket is the upper part of your proxy card or the full Notice. Please bring the admission ticket with you to the meeting.

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on April 2, 2020, the record date for voting. You may receive an admission ticket in advance by sending a written request with proof of ownership to the address listed below under Contact Information.

Shareholders who do not present admission tickets at the meeting will be admitted only upon verification of ownership at the admission counter.

  Audio Webcast of the Annual Meeting

You are invited to visit our website at exxonmobil.com to hear the audio webcast at 9:30 a.m. Central Time, on Wednesday, May 27, 2020. An archived copy of this webcast will be available for one year.

6	2020 Proxy Statement

Conduct of the Meeting

The Chairman has broad responsibility and legal authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for shareholders who wish to address the meeting. Only shareholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every shareholder who wishes to speak on an item of business will be able to do so.

Dialogue can usually be better accomplished with interested parties outside the meeting and, for this purpose, we have provided a method on our website at exxonmobil.com/directors for raising issues and contacting the non-employee directors either in writing or electronically. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all shareholders. Shareholders making comments during the meeting must do so in English so that the majority of shareholders present can understand what is being said.

Contact Information

If you have questions or need more information about the annual meeting, write to Mr. Stephen A. Littleton, Secretary, Exxon Mobil Corporation, 5959 Las Colinas Boulevard, Irving, TX 75039-2298. Alternatively, call us at 1-972-940-6715 or send a fax to 1-972-940-6748.

For information about shares registered in your name or your Computershare Investment Plan account, call ExxonMobil Shareholder Services at 1-800-252-1800 or 1-781-575-2058 (outside the United States, Canada, and Puerto Rico), or access your account via the website at www.computershare.com/exxonmobil. We also invite you to visit ExxonMobil’s website, where investor information can be found at exxonmobil.com/investor. Website materials are not part of this proxy solicitation.

BOARD OF DIRECTORS

CORPORATE GOVERNANCE

Overview

The Board of Directors and its committees perform a number of functions for ExxonMobil and its shareholders, including:

•	Overseeing the management of the Company on your behalf, including oversight of risk management;

•	Reviewing ExxonMobil’s long-term strategic plans;

•	Exercising direct decision-making authority in key areas, such as declaring dividends;

•	Selecting the Chief Executive Officer (“CEO”) and evaluating the CEO’s performance;

•	Reviewing development and succession plans for ExxonMobil’s top executives; and

•	Gathering insights and sharing perspectives from shareholders during periodic engagements and other communications.

The Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and set out the Board’s position on a number of governance issues. A copy of our current Corporate Governance Guidelines is posted on our website at exxonmobil.com/guidelines.

At least annually, the Board and each of the Board committees conduct an evaluation of their performance and effectiveness. Any potential changes to the committees’ charters are also considered at least once a year.

2020 Proxy Statement	7

Risk Oversight

The full Board of Directors provides oversight of key risks to ExxonMobil’s business. The Board throughout the year participates in reviews with management on the Company’s business, including identified risk factors. As a whole, the Board reviews litigation and other legal matters; political contributions, budget, and policy; lobbying costs; developments in climate science and policy; the Outlook for Energy, which projects world energy supply and demand to 2040; the Energy & Carbon Summary; stewardship of business performance; and long-term strategic plans. The Board receives updates and reviews from both internal ExxonMobil and external experts on issues of importance to the Company.

The Board, including the Public Issues and Contributions Committee, visits an ExxonMobil operations site each year. These visits enable the directors to observe and provide input on safety, operating practices, environmental performance, technology, products, industry and corporate standards, and community engagement.

The Board oversees a broad spectrum of interrelated risks with assistance from its committees. This integrated risk management approach facilitates recognition and oversight of important risk interdependencies.

Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems. The Committee also periodically reviews cybersecurity risks and preparedness and ExxonMobil’s overall risk management approach and structure.

Board Affairs Committee oversees Board structure and matters of corporate governance, including Board evaluation and director refreshment. It also coordinates identification of external experts to address the Board and sets the criteria for shareholder engagement with directors.

Compensation Committee reviews executive compensation, which is designed to incentivize executives to maximize long-term shareholder value, requiring a long-term view in decision-making that includes careful consideration of current and future risks.

Public Issues and Contributions Committee oversees operational risks such as those relating to employee and community safety, health, environmental performance, including actions taken to address climate-related risks, security matters, and reviews and provides advice on objectives, policies and programs related to political and other contributions.

Finance Committee oversees risks associated with financial instruments, financial policies and strategies, and capital structure.

The Board receives regular updates from the committees, and believes this structure is best suited for overseeing risk.

Board Leadership Structure

The Board believes that the decision as to who should serve as Chairman and/or CEO is the proper responsibility of the Board. The Board retains authority to amend the by-laws to separate the positions of Chairman and CEO at any time and will carefully consider the pros and cons of such separation or combination. At the present time, the Board believes the interests of all shareholders are best served through a leadership model with a combined Chairman/CEO position and an independent Lead Director.

The current CEO possesses an in-depth knowledge of the Company; its integrated, multinational operations; the evolving energy industry supply and demand fundamentals; and the array of challenges to be faced. This knowledge was gained through more than 27 years of successful experience in progressively more senior positions, including domestic and international responsibilities.

The Board believes that these experiences and other insights put the CEO in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to shareholders. Further, the Board has demonstrated its commitment and ability to provide independent oversight of management.

8	2020 Proxy Statement

The Board is comprised solely of independent directors and the CEO, and 100 percent of the Audit, Compensation, Board Affairs, and Public Issues and Contributions Committee members are independent. Each independent director has access to the CEO and other Company executives upon request, may call meetings of the independent directors, and may request agenda topics to be added or addressed in more detail at meetings of the full Board or an appropriate Board committee.

The Board believes the Lead Director provides effective independent Board leadership. Kenneth C. Frazier serves as Lead Director, as of March 2020, and is expected to remain in the position at least through the annual meeting of shareholders.

The Lead Director’s authorities, under the Corporate Governance Guidelines, include:	The Lead Director also serves as Chair of the Board Affairs Committee with authorities that include:

 ✓  Calling, chairing, and setting the agenda for executive sessions of the non-employee directors

 ✓  Providing feedback to the Chairman

 ✓  Chairing meetings of the Board in the
absence of the Chairman

 ✓  Reviewing and approving the schedule and agenda for all Board meetings and reviewing associated materials distributed to the
directors, in consultation with the Chairman

 ✓  Advising the Chairman on the quality,
quantity, and timeliness of information flow

 ✓  Reviewing committee meeting schedules

 ✓  Engaging with shareholders, as appropriate

 ✓  Leading the annual performance evaluation
of the Board

 ✓  Establishing the criteria for director engagement with shareholders

 ✓  Providing comments and suggestions to the Board on Board committee structure, operations, member qualification, and member appointment

 ✓  Overseeing independent director succession planning, remuneration, requests for additions to board memberships, and resignations

 ✓  Establishing and maintaining procedures for interested parties to communicate with non-employee directors

 ✓  Considering Board governance practices and procedures including any changes to governance guidelines

 ✓  Providing oversight of the performance and effectiveness of the evaluation process for the Board and its committees

In addition, the Lead Director, working together with the Compensation Committee, oversees the annual evaluation of the CEO, the communication of resulting feedback to the CEO, and the review of CEO succession plans.

Director Qualifications

The Board has adopted guidelines outlining the qualifications sought when considering non-employee director candidates. These Guidelines for the Selection of Non-Employee Directors (“Selection Guidelines”), which are published on our website at exxonmobil.com/directorguidelines, are reviewed annually and state in part:

“ExxonMobil recognizes the strength and effectiveness of the Board reflects the balance, experience, and diversity of the individual directors; their commitment; and importantly, the ability of directors to work effectively as a group in carrying out their responsibilities. ExxonMobil seeks candidates with diverse backgrounds who possess knowledge and skills in areas of importance to the Corporation.”

The qualifications we consider for director candidates include: individuals who have achieved prominence in their fields; diversity of experiences and backgrounds, including gender and race/ethnic diversity; experience and demonstrated expertise in managing large, relatively complex organizations, such as that of CEOs or next-level executives of a significant company or organization with global responsibilities; financial and other risk management expertise; experience on one or more boards of significant public or non-profit organizations; expertise resulting from significant academic, scientific, or research activities; and experience with cyclical businesses, such as commodities.

Other considerations for director candidates include: a substantial majority of the Board must meet independence standards as described in the Corporate Governance Guidelines; all candidates must be free from any relationship with management or the Corporation that would interfere with the exercise of independent judgment; candidates should be committed to representing the interests of all shareholders and not any particular constituency; and the Board must include members who satisfy legal and stock exchange requirements for certain Board committees.

2020 Proxy Statement	9

The Board is comprised of directors with an effective mix of backgrounds, knowledge, and skills that the Board considers relevant and beneficial in fulfilling its oversight role. The chart below provides a summary of the collective competencies of the Board nominees and explains why these are important:

Director Qualifications	Competencies and Relevance to ExxonMobil	Board Composition

Individuals who have achieved prominence in their fields

Current CEO / Former CEO / Field Prominence

Experience serving as a CEO or other prominent leader provides unique perspectives to help the Board independently oversee ExxonMobil’s CEO and management. Having this experience also increases the Board’s understanding and appreciation of the many facets of modern international organizations, including strategic planning, financial reporting and compliance, and risk oversight.

Experience and demonstrated expertise in managing large, relatively complex organizations, such as CEOs or next- level executives of a significant company or organization with global responsibilities

Large / Complex Organizations

ExxonMobil is among the largest corporations in the world. Experience leading a large organization provides practical insights on the challenges and opportunities complex businesses encounter.

Global Business Leadership

ExxonMobil conducts business around the world. Having a global business perspective aids the Board in understanding diverse business environments, economic conditions, and cultures associated with our global workforce and activities.

Operational Experience

Our Company operates in many different places and under varied conditions. Having experience with operational matters and requirements assists the Board in understanding the issues that may face ExxonMobil in its worldwide activities, including maintenance needs, labor relations, and regulatory requirements.

Financial or other risk management expertise

Financial Experience

ExxonMobil’s business involves complex financial management, capital allocation, and reporting issues. An understanding of finance and financial reporting is valuable in order to promote effective capital allocation, robust controls, and oversight.

Risk Management

The scale, scope, and complexity of ExxonMobil’s business raises a multitude of interdependent risks, which can vary over time. Experience in effectively identifying, prioritizing, and managing a broad spectrum of risks can help the Board appreciate, anticipate, and oversee the Company managing the risks that face its varied businesses.

Experience on one or more boards of significant public or non-profit organizations

Public Company Board
An understanding of public company reporting responsibilities and the issues commonly faced by public companies is important to navigating governance issues as applied to ExxonMobil.

Expertise resulting from significant academic, scientific, or research activities

Scientific / Technical / Research Experience

ExxonMobil is a leader in research and technology, from finding and producing oil and natural gas, to developing new products, mitigating emissions, and protecting the environment. It is helpful for Board members to have these competencies, as science and technology are cornerstones to ExxonMobil’s businesses.

Experience with cyclical businesses, such as commodities

Commodity / Cyclical Business Experience
Understanding the unique challenges of a cyclical or commodity business provides helpful insights for assessing Company strategies, challenges, and opportunities.

10	2020 Proxy Statement

Diversity of experiences and backgrounds, including gender and race/ethnicity, is also an important consideration for Board members. The charts below reflect the gender, race/ethnicity, and age diversity of the Board nominees.

Strong Board Gender and Race/Ethnic Diversity

Director Independence

The Corporation’s Corporate Governance Guidelines require that a substantial majority of the Board consists of independent directors. In general, the Guidelines require that an independent director must have no material relationship with ExxonMobil, directly or indirectly, except as a director. The Board determines independence on the basis of the standards specified by the New York Stock Exchange (“NYSE”), the additional standards referenced in our

Corporate Governance Guidelines, and other facts and circumstances the Board considers relevant.

Under ExxonMobil’s Corporate Governance Guidelines, a director will not be independent if a reportable “related person transaction” exists with respect to that director or a member of the director’s family for the current or most recently completed fiscal year. See the Guidelines for Review of Related Person Transactions posted on the Corporate Governance section of our website and described in more detail under Related Person Transactions and Procedures on pages 13 and 14.

The Board has reviewed relevant relationships between ExxonMobil and each non-employee director and director nominee to determine compliance with the NYSE standards and ExxonMobil’s additional standards. The Board has evaluated whether there are any other facts or circumstances that might impair a director’s independence. Based on that review, the Board has determined that all ExxonMobil non-employee directors and nominees are independent. The Board has also determined that each member of the Audit, Board Affairs, Compensation, and Public Issues and Contributions Committees (see table on page 15) is independent based on both applicable NYSE standards and the Company’s independence standards for each of these committees. The Company’s standards for each committee are included in their respective charters and are posted on our website at exxonmobil.com/guidelines.

In recommending that each director and nominee be found independent, the Board Affairs Committee reviewed the following transactions, relationships, or arrangements. All matters described below fall within the NYSE and ExxonMobil independence standards.

Name	Matters Considered
U.M. Burns	Ordinary course business with VEON (purchases of telecommunication services)
K.C. Frazier	Ordinary course business with Merck (purchases of pharmaceuticals; sales of chemicals and oils)
S.A. Kandarian	Ordinary course business with MetLife (purchases of employee life insurance and other benefits)

2020 Proxy Statement	11

Board Succession

As noted in the committee information that follows, the Board Affairs Committee is responsible for identifying director candidates. The Committee seeks new candidates in several ways:

•

Recommendations made by the non-employee directors. These recommendations are developed based on the directors’ own knowledge and experience in a variety of fields and on the research conducted by ExxonMobil staff at the Committee’s direction.

•	Engagement of an executive search firm. The firm brings forward potential director candidates for the Committee to consider and helps research candidates identified by the Committee.

•	Recommendations made by employee directors, shareholders, and others.

All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the Selection Guidelines. The Committee has also instructed its executive search firm to include diversity as part of the candidate search criteria.

Shareholders may send recommendations for director candidates to the Secretary at the address given under Contact Information on page 7. A submission recommending a candidate should include:

•	Sufficient biographical information to enable the Committee to evaluate the candidate in light of the Selection Guidelines;

•	Information concerning any relationship between the candidate and the recommending shareholder; and

•	Material indicating the willingness of the candidate to serve if nominated and elected.

The procedures by which shareholders may recommend nominees have not changed materially since last year’s proxy statement.

The Company seeks to have a diverse Board representing a range of backgrounds, knowledge, and skills relevant to the Company’s business and the needs of the Board, and as part of the search process, considers highly qualified candidates, including women and minorities. The Committee does not use quotas, but considers diversity along with the other requirements of the Selection Guidelines when evaluating potential new directors.

The recommendation to elect Mr. Hooley was made by the incumbent directors.

Board Tenure

The Board does not impose tenure limits on its directors, other than a mandatory retirement age of 72 and the requirement to stand for election annually. Given the complexity and breadth of our business and its long-term investment horizons, the Board considers longevity of service and experience of great value. The Board also believes that its director compensation approach, which limits the vesting of restricted shares until retirement, closely aligns directors with the interests of long-term shareholders.

All ExxonMobil directors stand for election at the annual meeting. Non-employee directors cannot stand for election after they have reached age 72, unless the Board makes an exception on a case-by-case basis. Employee directors resign from the Board when they are no longer employed by ExxonMobil.

As of April 1, 2020, the average tenure of non-employee directors standing for election is 6.1 years, well below the average of S&P 500 companies of 8.0 years (per 2019 Spencer Stuart Board Index).

12	2020 Proxy Statement

Related Person Transactions and Procedures

In accordance with SEC rules, ExxonMobil maintains Guidelines for Review of Related Person Transactions (“Related Person Transaction Guidelines”). These guidelines are available on the Corporate Governance section of our website.

In accordance with the Related Person Transaction Guidelines, all executive officers, directors, and director nominees are required to identify, to the best of their knowledge after reasonable inquiry, business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a reportable related person transaction. Covered persons must also advise the Secretary of the Corporation promptly of any change in the information provided, and will be asked periodically to review and reaffirm their information.

For the above purposes, “immediate family member” includes a person’s spouse, parents, siblings, children, in-laws, and step-relatives.

Based on this information, the Company’s own records are reviewed and follow-up inquiries are made as may be necessary to identify potentially reportable transactions. A report summarizing such transactions and including a reasonable level of detail is then provided to the Board Affairs Committee. The Committee oversees the Related Person Transaction Guidelines generally and reviews specific items to assess materiality.

In assessing materiality for this purpose, information will be considered material if, in light of all circumstances, there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy or sell ExxonMobil stock or in deciding how to vote shares of ExxonMobil stock. A director will abstain from the decision on any transactions involving that director or his or her immediate family members.

Under SEC rules, certain transactions are deemed not to involve a material interest (including transactions in which the amount involved in any 12-month period is less than $120,000 and transactions with entities where a related person’s interest is limited to service as a non-employee director). In addition, based on a consideration of ExxonMobil’s facts and circumstances, the Committee will presume that the following transactions do not involve a material interest for purposes of reporting under SEC rules:

•

Transactions in the ordinary course of business with an entity for which a related person serves as an executive officer, provided: (1) the affected director or executive officer did not participate in the decision on the part of ExxonMobil to enter into such transactions; and (2) the amount involved in any related category of transactions in a 12-month period is less than 1 percent of the entity’s gross revenues;

•

Grants or membership payments in the ordinary course of business to nonprofit organizations, provided: (1) the affected director or executive officer did not participate in the decision on the part of ExxonMobil to make such payments; and (2) the amount of general purpose grants in a 12-month period is less than 1 percent of the recipient’s gross revenues;

•

Payments under ExxonMobil plans and arrangements that are available generally to U.S. salaried employees (including contributions under the ExxonMobil Foundation’s Educational and Cultural Matching Gift Programs and payments to providers under ExxonMobil health care plans); and

•

Employment by ExxonMobil of a family member of an executive officer, provided the executive officer does not participate in decisions regarding the hiring, performance evaluation, or compensation of the family member.

Transactions or relationships not covered by the above standards will be assessed by the Board Affairs Committee on the basis of the specific facts and circumstances.

Unless otherwise noted, the following disclosures are made as of February 26, 2020, which is the date of the most recent Board Affairs Committee review of potential related person transactions.

ExxonMobil and its affiliates have more than 70,000 employees around the world and employees related by birth or marriage may be found at all levels of the organization. ExxonMobil employees do not receive preferential treatment by reason of being related to an executive officer, and executive officers do not participate in hiring, performance

2020 Proxy Statement	13

evaluation, or compensation decisions for family members. ExxonMobil’s employment guidelines state, “Relatives of Company employees may be employed on a non-preferential basis. However, an employee should not be employed by or assigned to work under the direct supervision of a relative, or to report to a supervisor who in turn reports to a relative of the employee.”

Several current ExxonMobil executive officers and retirees who served as executive officers in 2019 have family members who are employed by the Corporation or its affiliates and whose current annualized compensation (including benefits) exceeds the SEC disclosure threshold: L.D. DuCharme (President – Upstream Integrated Solutions Company) has a spouse employed by ExxonMobil Upstream Oil & Gas Company; N.A. Hansen (Vice President – Investor Relations and Secretary to March 15, 2020) has a brother-in-law employed by ExxonMobil Upstream Integrated Solutions Company; L.M. Mallon (President – ExxonMobil Upstream Oil & Gas Company) has a son employed by ExxonMobil Upstream Integrated Solutions Company; K.T. McKee (President – ExxonMobil Chemical Company) has a spouse employed by ExxonMobil Chemical Company; R.N. Schleckser (retired former Vice President and Treasurer) has a brother formerly employed by (now retired from) ExxonMobil Research and Engineering Company; J.M. Spellings, Jr. (Vice President, Treasurer and General Tax Counsel) has a son employed by ExxonMobil Pipeline Company; A.P. Swiger (Senior Vice President – Exxon Mobil Corporation) has a daughter-in-law employed by Exxon Mobil Corporation; and T.J. Wojnar, Jr. (Vice President – Corporate Strategic Planning) has a son-in-law employed by ExxonMobil Fuels & Lubricants Company. Consistent with ExxonMobil’s Related Person Transaction Guidelines as described above, these relationships are not considered to be material within the meaning of the related person transaction disclosure rules.

S.N. Ortwein (retired former President, XTO Energy Inc.) had a brother-in-law who served as Chief Executive Officer of Oracle Corporation. In the ordinary course of our business, ExxonMobil purchases a variety of computer technology and services from Oracle. Ms. Ortwein had no involvement in decisions regarding ExxonMobil’s business with Oracle and the annual volume of such business is well below the categorical threshold established in ExxonMobil’s Related Person Transaction Guidelines. R.M. Ebner (Vice President and General Counsel) has a brother-in-law who is a partner of a law firm that performs limited work for ExxonMobil. Mr. Ebner’s brother-in-law does not work on ExxonMobil’s account and Mr. Ebner is recused from any involvement in decisions to retain the firm. Therefore, these relationships are not considered to be material within the meaning of the related person transaction disclosure rules.

The Board Affairs Committee also reviewed ExxonMobil’s ordinary course business with companies for which non-employee directors or their immediate family members serve as executive officers. The Committee determined that, in accordance with the categorical standards described above, none of those matters represent reportable related person transactions. See Director Independence on page 11.

The Committee also determined that no related person transactions occurred during the year involving any of the investors who have reported ownership of more than 5 percent of ExxonMobil’s outstanding common stock. See Certain Beneficial Owners on page 27.

ExxonMobil is not aware of any related person transactions required to be reported under applicable SEC rules since the beginning of the last fiscal year where our policies and procedures did not require review, or where such policies and procedures were not followed.

The Corporation’s Related Person Transaction Guidelines are intended to assist the Corporation in complying with its disclosure obligations under SEC rules. These procedures are in addition to, not in lieu of, the Corporation’s Code of Ethics and Business Conduct.

Code of Ethics and Business Conduct

The Board maintains policies and procedures (referred to in this proxy statement as the “Code”) that represent both the code of ethics for the principal executive officer, principal financial officer, and principal accounting officer under SEC rules, and the code of business conduct and ethics for directors, officers, and employees under NYSE listing standards. The Code applies to all directors, officers, and employees. The Code includes a Conflicts of Interest Policy under which directors, officers, and employees are expected to avoid any actual or apparent conflict between their own personal interests and the interests of the Corporation.

The Code is posted on the ExxonMobil website at exxonmobil.com/code. The Code is also included as an exhibit to our Annual Report on Form 10-K. Any amendment of the Code will be posted promptly on ExxonMobil’s website.

14	2020 Proxy Statement

The Corporation maintains procedures for administering and reviewing potential issues under the Code, including procedures that allow employees to make complaints without identifying themselves. The Corporation also conducts periodic mandatory business practice training sessions, and requires regular employees and non-employee directors to complete annual compliance certifications.

The Board Affairs Committee will initially review any suspected violation of the Code involving an executive officer or director and will report its findings to the Board. The Board does not envision that any waiver of the Code will be granted. Should such a waiver occur, it will be promptly disclosed on ExxonMobil’s website.

Board Meetings and Annual Meeting Attendance

The Board met ten times in 2019. ExxonMobil’s incumbent directors, on average, attended approximately 96 percent of Board and committee meetings during 2019. No director attended less than 75 percent of such meetings. ExxonMobil’s non-employee directors held seven executive sessions in 2019.

As specified in our Corporate Governance Guidelines, it is ExxonMobil’s policy that directors should make every effort to attend the annual meeting of shareholders. All directors in 2019 attended last year’s meeting.

Board Committees

The Board appoints committees to help carry out its duties. Board committees work on key issues in greater detail than would be possible at full Board meetings. Only non-employee directors may serve on the Audit, Compensation, Board Affairs, and Public Issues and Contributions Committees. Each committee has a written charter. The charters are posted on the Corporate Governance section of our website at exxonmobil.com/governance.

The tables below show the current membership of each Board committee and the number of meetings each committee held in 2019.

Director	Audit	Compensation	Board Affairs	Finance	Public Issues and Contributions	Executive(1)
S.K. Avery			✓		✓
A.F. Braly		✓			C
U.M. Burns	C			✓		✓
K.C. Frazier		✓	C			✓
J.L. Hooley	✓			✓
S.A. Kandarian		✓			✓
D.R. Oberhelman	✓			✓
S.J. Palmisano		C	✓			✓
S.S Reinemund			✓		✓	✓
W.C. Weldon	✓			✓
D.W. Woods				C		C

C = Chair    ✓ = Member            (1) Other directors serve as alternate members on a rotational basis

Meetings in 2019:

2020 Proxy Statement	15

Following is additional information about each Board committee.

Board Affairs Committee

The Board Affairs Committee, chaired by the independent Lead Director, serves as ExxonMobil’s nominating and corporate governance committee. Its responsibilities include:

•	Recommendation on director candidates and requests for participation on other boards;

•	Maintain procedures for director engagement with shareholders;

•	Provide comments and suggestions to the Board on committee structure and committee assignments;

•	Review of corporate governance practices, including the Corporate Governance Guidelines;

•	Review of any issue involving an executive officer or director under the Code; and

•	Administration of ExxonMobil’s Related Person Transaction Guidelines.

The Committee also administers provisions of the Corporate Governance Guidelines that require a director to tender a resignation when there is a substantial change in the director’s circumstances. The Committee reviews the relevant facts to determine whether the director’s continued service would be appropriate and makes a recommendation to the Board.

Another responsibility of the Committee is to review and make recommendations to the Board regarding the compensation of the non-employee directors. The Committee uses an independent consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to provide information on current developments and practices in director compensation. Pearl Meyer is the same consultant retained by the Compensation Committee to advise on executive compensation, but performs no other work for ExxonMobil.

The Guidelines for the Selection of Non-Employee Directors describe the qualifications the Committee looks for in director candidates. These Selection Guidelines, as well as the Committee’s charter, are posted on the Corporate Governance section of our website.

Audit Committee

The Audit Committee oversees accounting and internal control matters. Its responsibilities include oversight of:

•	Management’s conduct of the Corporation’s financial reporting process;

•	The integrity of the financial statements and other financial information provided by the Corporation to the SEC and the public;

•	The Corporation’s system of internal accounting and financial controls;

•	The Corporation’s compliance with legal and regulatory requirements;

•	The performance of the Corporation’s internal audit function;

•	The independent auditors’ qualifications, performance, and independence; and

•	The annual independent audit of the Corporation’s financial statements.

The Committee has direct authority and responsibility to appoint (subject to shareholder ratification), compensate, retain, and oversee the independent auditors.

The Committee also prepares the report that SEC rules require be included in the Corporation’s annual proxy statement. This report is on pages 28 and 29.

The Audit Committee has adopted specific policies and procedures for pre-approving fees paid to the independent auditors. Under the Audit Committee’s approach, an annual program of work is approved each October for the following categories of services: Audit, Audit-Related, and Tax. Additional engagements may be brought forward from time to time for pre-approval by the Audit Committee. Pre-approvals apply to engagements within a category of service, and cannot be transferred between categories. If fees might otherwise exceed pre-approved amounts for any category of permissible services, the incremental amounts must be reviewed and pre-approved prior to commitment. The complete text of the Audit Committee’s pre-approval policies and procedures, as well as the Committee’s charter, is posted on the Corporate Governance section of ExxonMobil’s website.

16	2020 Proxy Statement

The Board has determined that all members of the Committee are financially literate within the meaning of the NYSE standards, and that Ms. Burns, Mr. Hooley, Mr. Oberhelman, and Mr. Weldon are “audit committee financial experts” as defined in the SEC rules.

Compensation Committee

The Compensation Committee is comprised exclusively of non-employee, independent directors, and oversees compensation for ExxonMobil’s senior executives (including salary, bonus, and performance share awards), as well as succession planning for key executive positions. The Committee’s charter is available on the Corporate Governance section of our website.

During 2019, the Committee took the following actions:

•	Reviewed and approved the corporate goals and objectives relevant to the compensation of the CEO;

•	Reviewed the Corporation’s business results and progress on strategic plans during the year with ExxonMobil’s CEO and other senior executives;

•	Considered the results of the 2019 advisory vote on executive compensation;

•

Assessed each element of the Company’s compensation program and practices, and confirmed that they do not create any material adverse risks for the Company. The key design features of the compensation program that discourage executives from taking inappropriate risk are described in detail in this proxy statement (see pages 33, 46, and 47);

•	Discussed the Company’s executive compensation program with its independent consultant;

•	Established the aggregate annual ceilings for the 2019 short-term and long-term incentive award programs taking into account input received from the CEO and other senior executives;

•	Approved the salary program for 2020;

•	Reviewed the performance and contributions of, and granted incentive awards and salary for, the CEO. The CEO does not participate in or provide input to decisions regarding his own compensation;

•

Reviewed the individual performance and contributions of, and granted individual incentive awards and set salaries for, other senior executives based on recommendations to the Committee by the CEO; and

•	Reviewed progress on executive development and succession planning for senior-level positions with input from the CEO.

The Committee does not delegate its responsibilities with respect to ExxonMobil’s executive officers and other senior executives (currently 20 positions). For other employees, the Committee delegates authority to determine individual salaries and incentive awards to a committee consisting of the Chairman and the Senior Vice Presidents of the Corporation. That committee’s actions are subject to a salary budget and aggregate annual ceilings on short-term and long-term incentive awards established by the Compensation Committee.

For more information on the compensation decisions made by the Committee for 2019, refer to the Compensation Discussion and Analysis beginning on page 31.

The Compensation Committee’s report is available on page 30.

The Compensation Committee utilizes the expertise of an external independent consultant, Pearl Meyer. At the direction of the Committee, Pearl Meyer:

•	Attends Committee meetings;

•	Informs the Committee regarding general trends in executive compensation across industries;

•	Prepares the analysis of comparator company compensation used by the Committee; and

•	Participates in the Committee’s deliberations regarding compensation for Named Executive Officers.

In addition, at the direction of the Chair of the Board Affairs Committee, Pearl Meyer provides an annual survey of non-employee director compensation for use by that Committee.

2020 Proxy Statement	17

The Compensation Committee is solely and directly responsible for the appointment, compensation, and oversight of the consultant. The Committee considers factors that could affect Pearl Meyer’s independence, including that the consultant provides no other services for ExxonMobil other than its engagement by the Committee and the Board Affairs Committee as described above. Based on this review, the Committee has determined the consultant’s work for the Committee to be free from conflicts of interest.

Finance Committee

The Finance Committee reviews ExxonMobil’s financial policies and strategies, including our capital structure, dividends, and share purchase program. The Committee authorizes the issuance of corporate debt subject to limits set by the Board. The Committee’s charter is available on the Corporate Governance section of our website.

Public Issues and Contributions Committee

The Public Issues and Contributions Committee reviews the effectiveness of the Corporation’s policies, programs, and practices with respect to safety, security, health, the environment, including climate-related matters, and social issues. The Committee hears reports from operating units on safety and environmental activities, and also visits operating sites to observe and comment on current operating practices. In addition, the Committee reviews the level of ExxonMobil’s support for education and other public service programs, including the Company’s contributions to the ExxonMobil Foundation. The Foundation works to improve the quality of education in the United States at all levels, with special emphasis on math and science. The Foundation also supports the Company’s other cultural and public service giving. The Committee’s charter is available on the Corporate Governance section of our website.

Executive Committee

The Executive Committee has broad power to act on behalf of the Board. In practice, the Committee meets only when it is impractical to call a meeting of the full Board.

Shareholder Engagement in 2019

The Board and management believe ongoing engagement with our shareholders is vitally important and understand the importance of keeping shareholders informed about the business, understanding shareholders’ perspectives, and addressing areas of interest. The Board and management welcome and value input from all shareholders.

Engaged with:

✓  Institutional Investors

✓  Retail Shareholders

✓  Pension Funds

✓  Labor Unions

✓  Religious Organizations

✓  Nongovernmental Organizations

✓  Proxy Advisory Firms

✓  ESG Rating Firms

✓  Industry Thought Leaders

  Engaged through:

✓  Investor Day

✓  Quarterly Earnings Calls

✓  Investor Conferences

✓  Spotlight Events

✓  Individual Investor Meetings

✓  Annual Shareholder Meeting

✓  Shareholder Webcast

✓  Stakeholder Outreach

Engagements include: ✓ Non-employee Directors ✓ Chairman / CEO / Management Committee ✓ Senior Management ✓ Subject Matter Experts ✓ Other Employees
Engagements increased: > 200% since 2014

Engaged with shareholders representing:	Information shared through:
1.4 billion shares 34% of total outstanding shares and 58% of institutional shareholdings	• SEC Filings • Press Releases • Annual Report • Company Website • Energy Factor	• Energy & Carbon Summary • Outlook for Energy • Sustainability Report • Perspectives Blog

18	2020 Proxy Statement

Insights into the Boardroom

The Board provides oversight of key risks, including strategic, reputational, financial, operational, SSHE (safety, security, health and environment) and legal compliance matters. The Board routinely reviews environmental stewardship and discusses issues related to the Company’s business, including the risks related to climate change. The process includes briefings on scientific and technical research, public policy positions and analysis, and ongoing progress on Company initiatives and actions with internal and external subject-matter experts.

At least annually, the Board and each of the Board committees conduct an evaluation of their performance and effectiveness, as well as potential changes to the committees’ charters. The Board acts as a collective body, representing the interests of all shareholders. While individual directors leverage their experience and knowledge in Board and committee deliberations, Board decisions and perspectives reflect the collective wisdom of the group. As new directors join the ExxonMobil Board, there is an established process for onboarding and education. This orientation process includes detailed information about ExxonMobil’s history, culture, practices, risk framework and approach to important issues, including the risks related to climate change, among other topics.

The Board has a well-established and rigorous enterprise risk framework in place to oversee risks faced by the Company, including those related to climate change. This integrated risk management approach facilitates recognition and oversight of important risk interdependencies.

The Board considers climate change throughout the year as it assesses research and development efforts, operating strategies, business and corporate planning, technology, current events, shareholder engagements, and Company performance. The Board evaluates climate risks in the context of other operational, market, and financial risks and considers the interactions with these additional factors. It also includes at least one session each year when the full Board engages on the latest developments in climate science and policy.

The Board of Directors, including the Public Issues and Contributions Committee, makes annual site visits to operating locations to observe and provide input on operating practices and external engagement. In 2019, the Board visited ExxonMobil’s largest manufacturing complex, the integrated refining and petrochemical facilities on Jurong Island, Singapore. The visit included an overview of operations, including the fuels, lubricants and chemicals value chains, and the gas and power marketing business. The directors also met with employees responsible for operations and other commercial and business support activities. Additionally, directors met with senior government officials to discuss issues important to the Company and the country of Singapore, including the risks related to climate change. In April, the Board of Directors traveled to the Company’s Spring, Texas, campus to review advances in subsurface technology and gain perspectives from employees. Through these site visits, the directors reviewed the effectiveness of the risk management process and received additional insight into how the Operations Integrity Management System protects ExxonMobil’s employees and physical assets, as well as the community and the environment.

Directors participate in engagements with shareholders periodically throughout the year, in addition to receiving shareholder and stakeholder feedback through other avenues of communication including letters and emails. The Board values these communications and takes such perspectives into consideration in its deliberations, as appropriate.

The Board Affairs Committee has approved and implemented procedures for shareholders and other interested persons to send written or electronic communications to individual directors, including the Lead Director, Board committees, or the non-employee directors as a group.

•   Written Communications: Written correspondence should be addressed to the director or directors in care of the Secretary at the address given under Contact Information on page 7.

•   Electronic Communications: You may send email to individual non-employee directors, Board committees, or the non-employee directors as a group by using the form provided for that purpose on our website at exxonmobil.com/directors.

2020 Proxy Statement	19

Item 1 – Election of Directors

The Board of Directors has nominated the director candidates named on the following pages. Personal information about each of our nominees, including public company directorships during the past five years, is provided. Also included are the particular qualifications and competencies of each director nominee that led the Board to conclude that such person should serve as a director of the Company. All of our nominees currently serve as ExxonMobil directors.

All director nominees have stated they are willing to serve if elected. If a nominee becomes unavailable before the election, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Board names one. Alternatively, the Board may reduce its size to equal the number of remaining nominees.

The Board recommends you vote FOR each of the following candidates:

Susan K. Avery
Principal occupation: President Emerita, Woods Hole Oceanographic Institution Age 70 Director since 2017 Independent director Committees: Board Affairs, Public Issues and Contributions

Background:

•   Achieved prominence in her field at the Woods Hole Oceanographic Institution, a global research organization, as President and Director from 2008 to 2015. In the course of her lengthy and varied experience with matters of climate science, Dr. Avery has been involved with areas of policy, carbon pricing, renewable energy, and adaptation.

•   Academic leadership at the University of Colorado Boulder as interim dean of the graduate school and vice chancellor for research, interim provost, and executive vice chancellor for academic affairs from 2004 to 2008

•   Government / scientific research experience as past member of the United Nations Scientific Advisory Board and the National Research Council Global Change Research Program Advisory Committee

•   Scientific and research advisory committee memberships held or recently held at NASA, NOAA, National Science Foundation, Lawrence Berkeley National Laboratory, National Park System, Independent Advisory Committee on Applied Climate Risk, Center for Southern Hemisphere Ocean Research, Qingdao National Laboratory for Marine Science and Technology, and Japan Agency for Marine-Earth Science and Technology

•   Scientific and environmental affiliations: University Corporation for Atmospheric Research (Chair of Board), Consortium for Ocean Leadership (senior fellow), American Geophysical Union, American Meteorological Society (fellow), American Association for the Advancement of Science (fellow), and Institute of Electrical and Electronics Engineers (fellow)

Current public company directorships: None

Previous public company directorships in last five years: None

20	2020 Proxy Statement

Angela F. Braly

Principal occupation:

Former Chairman of the

Board, President, and Chief

Executive Officer,

WellPoint (now Anthem)

Age 58

Director since 2016

Independent director

Committees:

Compensation, Public Issues

and Contributions

Background:

•   Business leadership with operational experience at WellPoint as Chairman from 2010 to 2012; as President, Chief Executive Officer, and board member from 2007 to 2012; and as Executive Vice President, General Counsel, and Chief Public Affairs Officer from 2005 to 2007. She also served as President and Chief Executive Officer of Blue Cross Blue Shield of Missouri from 2003 to 2005.

•   Business and public policy affiliations: The Policy Circle (Co-Founder, Director, and Secretary), Indiana Economic Development Corporation (former Director), Business Council (former member), Business Roundtable (former member), Harvard Advisory Council on Health Care Policy (former member), and Blue Cross Blue Shield Association (former Director)

Current public company directorships: Brookfield Asset Management Inc. (May 2015 to Present); Lowe’s Companies, Inc. (November 2013 to Present); The Procter & Gamble Company (December 2009 to Present)

Previous public company directorships in last five years: None

Other board experience: former Director of WellPoint, Inc. (prior to 2015)

Ursula M. Burns
Principal occupation: Chairman of the Board, VEON Ltd. Age 61 Director since 2012 Independent director Committees: Audit, Executive, Finance

Background:

•   Global business leadership with operational experience at Xerox as Chairman from 2010 to 2017; as Chief Executive Officer from 2009 to 2016; and as President from 2007 to 2016. She also served as Senior Vice President, Corporate Strategic Services, and Senior Vice President and President, Document Systems and Solutions Group, and Business Group Operations, at Xerox. She is currently Chairman of the Board of VEON Ltd., and served as Chief Executive Officer from 2018 through February 2020.

•   Government and public policy experience as Vice Chair and Chair of the President’s Export Council (2010 to 2016)

•   Scientific, academic, and non-profit affiliations: Ford Foundation (Trustee), National Academy Foundation, Mayo Clinic (counsel/advisor), MIT Corporation (Trustee), National Academy of Engineers (member), American Academy of Arts and Sciences (member), Cornell Technology Board of Overseers (counsel/advisor), and New York City Ballet Inc. (Director)

Current public company directorships: Nestlé S.A. (April 2017 to Present); Uber (May 2019 to Present); VEON Ltd. (July 2017 to Present)

Previous public company directorships in last five years: American Express (January 2004 to May 2018); Xerox (April 2007 to June 2017)

Other board experience: former Director of Boston Scientific (prior to 2015)

2020 Proxy Statement	21

Kenneth C. Frazier

Principal occupation:

Chairman of the Board

and Chief Executive Officer,

Merck & Co., Inc.

Age 65

Director since 2009

Independent director

Lead Director since 2020

Committees:

Board Affairs, Compensation,

Executive

Background:

•   Global business leadership with operational experience at Merck & Co., Inc. as Chairman and Chief Executive Officer from 2011 to present; and as Executive Vice President and President, Global Human Health, from 2007 to 2010. He also served as Executive Vice President and General Counsel.

•   Legal and business affiliations: American Law Institute, Business Council and American Bar Association

•   Scientific and research affiliations: Pharmaceutical Research and Manufacturers of America, Weill Cornell Medicine, and American Academy of Arts and Sciences

Current public company directorships: Merck & Co., Inc. (January 2011 to Present)

Previous public company directorships in last five years: None

Joseph L. Hooley
Principal occupation: Former Chairman of the Board, President, and Chief Executive Officer, State Street Corporation Age 63 Director since 2020 Independent director Committees: Audit, Finance

Background:

•   Global business leadership with operational experience at State Street Corporation as Chairman from 2011 to 2019; as Chief Executive Officer from 2010 to 2018; as President and Chief Operating Officer from 2008 to 2014; as Executive Vice President and head of Investor Services Division from 2002 to 2008; and, in 2006, as Vice Chairman and Global Head of Investment Servicing and Investment Research and Trading. He also served as President and Chief Executive Officer of Boston Financial Data Services from 1990 to 2000, and as President and Chief Executive Officer of National Financial Data Services from 1988 to 1990.

•   Charitable affiliations: Boys & Girls Clubs of Boston (Trustee of Youth Services)

Current public company directorships: Aptiv PLC (January 2020 to Present)

Previous public company directorships in last five years: State Street Corporation (2009 to December 2019)

Other board experience: Liberty Mutual Insurance (April 2019 to Present)

22	2020 Proxy Statement

Steven A. Kandarian

Principal occupation:

Former Chairman of the Board, President, and Chief

Executive Officer, MetLife

Age 68

Director since 2018

Independent director

Committees:

Compensation, Public Issues

and Contributions

Background:

•   Global business leadership with operational experience at MetLife, Inc. as Chairman from 2012 to 2019; as President and Chief Executive Office from 2011 to 2019; and as Executive Vice President and Chief Investment Officer from 2005 to 2011. He also served as Executive Director of the Pension Benefit Guaranty Corporation from 2001 to 2004.

•   Business and cultural affiliations: Business Council, Business Roundtable (former member), Partnership for New York City (former Director), Institute of International Finance (former Director and Chair, Insurance Regulatory Committee), and the Lincoln Center for the Performing Arts (former Director)

•   Scientific and research affiliations: Damon Runyon Cancer Research Foundation (Director)

Current public company directorships: AECOM (March 2019 to Present)

Previous public company directorships in last five years: MetLife (May 2011 to April 2019)

Other board experience: Director of Neuberger Berman (March 2015 to Present)

Douglas R. Oberhelman
Principal occupation: Former Chairman of the Board and Chief Executive Officer, Caterpillar Inc. Age 67 Director since 2015 Independent director Committees: Audit, Finance

Background:

•   Global business leadership with operational and commodity business experience at Caterpillar Inc. as Chairman from 2010 to 2017; as Chief Executive Officer from 2010 to 2016; as Group President of Caterpillar from 2002 to 2010; and as Vice President, Engine Products Division from 1998 to 2002. He also served as Vice President and Chief Financial Officer from 1995 to 1998.

•   Business and charitable affiliations: Business Roundtable (former Chairman), National Association of Manufacturers (former Chairman), Easter Seals Foundation of Central Illinois (Chairman), Gilmore Foundation (Chairman), and Intersect Illinois (Director)

•   Environmental conservation: Wetlands America Trust (Vice President), Max McGraw Wildlife Foundation (Director)

Current public company directorships: Bombardier (November 2017 to Present)

Previous public company directorships in last five years: Caterpillar Inc. (July 2010 to March 2017)

Other board experience: Director of Peter Kiewit Sons’, Inc. (August 2017 to Present); Chairman and Director of Switch Rail Safety Systems, LLC (June 2018 to Present); former Director of Eli Lilly and Company (December 2008 to February 2015); former Director of Ameren Corporation (prior to 2015)

2020 Proxy Statement	23

Samuel J. Palmisano
Principal occupation: Former Chairman of the Board, President, and Chief Executive Officer, IBM Age 68 Director since 2006 Independent director Committees: Board Affairs, Compensation, Executive

Background:

•   Global business leadership with operational experience at IBM as Chairman, President, and Chief Executive Officer from 2003 to 2012. He also served as President, Senior Vice President, and Group Executive for IBM’s Enterprise Systems Group, IBM Global Services, and IBM’s Personal Systems Group.

•   Business and public policy affiliations: The Center for Global Enterprise (Chairman), Business Roundtable (former member), Executive Committee of the Council on Competitiveness, Commission on Enhancing National Cybersecurity (former Vice Chair), and co-chair of an independent task force of the Council on Foreign Relations on cybersecurity

Current public company directorships: None

Previous public company directorships in last five years: American Express (March 2013 to May 2019)

Other board experience: former Director of Gannett Co. and IBM (both prior to 2015)

William C. Weldon
Principal occupation: Former Chairman of the Board and Chief Executive Officer, Johnson & Johnson Age 71 Director since 2013 Independent director Committees: Audit, Finance

Background:

•   Global business leadership with operational experience at Johnson & Johnson as Chairman and Chief Executive Officer from 2002 to 2012; as Vice Chairman from 2001 to 2002; and as Worldwide Chairman, Pharmaceuticals Group from 1998 to 2001.

•   Business affiliations: Business Council (former Vice Chairman), Business Roundtable (former member), and Healthcare Leadership Council

•   Scientific, research and academic affiliations: Pharmaceutical Research and Manufacturers of America (former Chairman), Quinnipiac University Board of Trustees (Chairman), and CEO Roundtable on Cancer (former Chairman)

Current public company directorships: CVS Caremark (March 2013 to Present)

Previous public company directorships in last five years: JPMorgan Chase (March 2005 to April 2019); The Chubb Corporation (May 2013 to January 2016)

Other board experience: former Director of Johnson & Johnson (prior to 2015)

24	2020 Proxy Statement

Darren W. Woods
Principal occupation: Chairman of the Board and Chief Executive Officer, Exxon Mobil Corporation Age 55 Director since 2016 Committees: Finance, Executive

Background:

•   Global business leadership at Exxon Mobil Corporation as Chairman and Chief Executive Officer since 2017; as President in 2016; and as Senior Vice President in 2014 and 2015. He also served as Vice President, and President, ExxonMobil Refining & Supply Company from 2012 to 2014.

•   Operational and commodity business experience with positions of increasing responsibility in domestic and international business operations at ExxonMobil Refining & Supply Company, ExxonMobil Chemical Company, and Exxon Company International

•   Business affiliations: Business Roundtable, American Petroleum Institute (former Chair), Business Council, Center for Strategic and International Studies (Trustee), Oil and Gas Climate Initiative, and National Petroleum Council (Vice Chair)

•   Scientific and environmental experience: ExxonMobil Chemical Company and ExxonMobil Refining & Supply Company

Current public company directorships: None

Previous public company directorships: Imperial Oil Ltd. (April 2013 to July 2014)

DIRECTOR COMPENSATION

Director compensation elements are designed to:

•	Ensure alignment with long-term shareholder interests;

•

Ensure the Company can attract and retain outstanding director candidates who meet the selection criteria outlined in the Guidelines for Selection of Non-Employee Directors, which can be found on the Corporate Governance section of our website;

•	Recognize the substantial time commitment necessary to oversee the affairs of the Corporation; and

•	Support the independence of thought and action expected of directors.

Non-employee director compensation levels are reviewed by the Board Affairs Committee each year, and resulting recommendations are presented to the full Board for approval. The Committee uses an independent consultant, Pearl Meyer, to provide information on current developments and practices in director compensation. Pearl Meyer is the same consultant retained by the Compensation Committee to advise on executive compensation, but performs no other work for ExxonMobil.

ExxonMobil employees receive no additional pay for serving as directors.

Non-employee directors receive compensation consisting of cash and equity in the form of restricted stock. Non-employee directors are also reimbursed for reasonable expenses incurred to attend Board meetings or other functions relating to their responsibilities as a director of Exxon Mobil Corporation.

The annual cash retainer for non-employee directors is $110,000 per year. The Chairs of the Audit and Compensation Committees receive an additional $10,000 per year. The Lead Director receives an additional $50,000 per year.

A significant portion of director compensation is granted in the form of restricted stock to align director interests with the interests of our long-term shareholders. The annual restricted stock award grant for incumbent non-employee directors is 2,500 shares. A new non-employee director receives a one-time grant of 8,000 shares of restricted stock upon first being elected to the Board.

2020 Proxy Statement	25

While on the Board, the non-employee director receives the same cash dividends on restricted shares as a holder of regular common stock, but the shares remain unvested and, thus, cannot be sold or pledged. The restricted shares are subject to forfeiture if the non-employee director leaves the Board early, i.e., before the retirement age of 72, as specified for non-employee directors.

Current and former non-employee directors of Exxon Mobil Corporation are eligible to participate in the ExxonMobil Foundation’s Educational and Cultural Matching Gift Programs under the same terms as the Corporation’s U.S. employees.

Non-employee Director Compensation for 2019

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Other Compensation ($)(c)	Total ($)

S.K. Avery	110,000		171,413	0	0	0	283	281,696

A.F. Braly	110,000		171,413	0	0	0	283	281,696

U.M. Burns	120,000		171,413	0	0	0	283	291,696

K.C. Frazier	110,000		171,413	0	0	0	283	281,696

S.A. Kandarian	110,000		171,413	0	0	0	283	281,696

D.R. Oberhelman	110,000		171,413	0	0	0	283	281,696

S.J. Palmisano	120,000		171,413	0	0	0	283	291,696

S.S Reinemund	120,000	(a)	171,413	0	0	0	283	291,696

W.C. Weldon	110,000		171,413	0	0	0	283	281,696

(a)	During 2019, S.S Reinemund served as Presiding Director, entitled to an additional cash retainer of $10,000.

(b)

In accordance with SEC rules, the valuation of stock awards in this table represents fair value on the date of grant. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value.

Each director received an annual grant of 2,500 restricted shares in January 2019. The valuation of these awards is based on a market price of $68.565 on the date of grant.

At year-end 2019, the aggregate number of restricted shares held by each director was as follows:

Name	Restricted Shares (#)

S.K. Avery	13,000

A.F. Braly	15,500

U.M. Burns	25,500

K.C. Frazier	33,000

S.A. Kandarian	10,500

D.R. Oberhelman	18,000

S.J. Palmisano	42,000

S.S Reinemund	38,000

W.C. Weldon	23,000

(c)

The amount shown for each director is the cost of travel accident insurance covering death, dismemberment, or loss of sight, speech, or hearing under a policy purchased by the Corporation with a maximum benefit of $500,000 per individual.

The non-employee directors are not entitled to any additional payments or benefits as a result of leaving the Board or death except as described above. The non-employee directors are not entitled to any payments or benefits resulting from a change in control of the Corporation.

26	2020 Proxy Statement

CERTAIN BENEFICIAL OWNERS

Based on our review of ownership reports filed with the SEC, the firms listed below are the only beneficial owners of more than 5 percent of ExxonMobil’s outstanding common stock as of December 31, 2019.

Name and Address of Beneficial Owner	Shares Owned	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	353,531,191	8.4%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	282,620,834	6.7%

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

These tables show the number of ExxonMobil common shares each executive named in the Summary Compensation Table on page 50 and each non-employee director or director nominee owned on February 29, 2020. In these tables, ownership means the right to direct the voting or the sale of shares, even if those rights are shared with someone else. None of these individuals owns more than 0.02 percent of the outstanding shares.

Named Executive Officer	Shares Owned(1)	Shares Covered by Exercisable Options

D.W. Woods	98,128	0

A.P. Swiger	526,425	0

N.A. Chapman	107,129(2)	0

J.P. Williams, Jr.	96,813	0

N.W. Duffin	290,095(3)	0

(1)	Does not include unvested restricted stock units, which do not carry voting rights prior to the issuance of shares on settlement of the awards.
(2)	Includes 23,482 shares jointly owned with spouse.
(3)	Co-trustee and co-beneficiary with spouse in family trust for 132,097 shares.

Non-Employee Director	Shares Owned

S.K. Avery	15,500

A.F. Braly	20,075	(1)

U.M. Burns	28,206

K.C. Frazier	35,500

J.L. Hooley	8,000	(2)

S.A. Kandarian	13,000

D.R. Oberhelman	20,500

S.J. Palmisano	44,500

S.S Reinemund	50,625

W.C. Weldon	26,767

(1)	Includes 1,175 shares owned by spouse and 900 shares held in trusts for family members for which Ms. Braly serves as co-trustee.
(2)	Mr. Hooley joined the Board in January 2020 and received a one-time grant of 8,000 restricted shares.

On February 29, 2020, ExxonMobil’s incumbent directors and executive officers (26 people) together owned 2,164,631 shares of ExxonMobil stock and zero shares covered by exercisable options, representing about 0.05 percent of the outstanding shares.

2020 Proxy Statement	27

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires our executive officers and directors to file reports of their ownership and changes in ownership of ExxonMobil stock on Forms 3, 4, and 5 with the SEC. We are not aware of any unfiled or late reports for 2019.

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is oversight of the Corporation’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. The Committee acts under a charter, which can be found on the ExxonMobil website at exxonmobil.com/auditcommitteecharter. The adequacy of the charter is reviewed at least annually. All members of the Audit Committee are independent directors and the Committee met 11 times in 2019. In these meetings, as discussed in more detail below, it had extensive reports and discussions with the independent auditors, internal auditors, and members of management.

In performing its oversight function, the Committee reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP (“PwC”), the independent auditors. Management and PwC indicated that the Corporation’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Committee discussed significant accounting policies applied by the Corporation in its financial statements, as well as alternative treatments. It also discussed with PwC matters covered by Public Company Accounting Oversight Board (“PCAOB”) standards, including PCAOB AS 1301 Communication with Audit Committees. In addition, the Committee reviewed and discussed management’s report on internal control over financial reporting and the related audits performed by PwC, which confirmed the effectiveness of the Corporation’s internal control over financial reporting.

The Audit Committee also discussed with PwC its independence from the Corporation and management, including the communications PwC is required to provide under applicable PCAOB rules. The Committee considered the non-audit services provided by PwC to the Corporation, and concluded that the auditors’ independence has been maintained.

The Committee discussed with the Corporation’s internal auditors and PwC the overall scope and plans for their respective audits; furthermore, it met with the internal auditors and PwC at each meeting, both with and without management present. Discussions included the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

The Audit Committee met with the Corporation’s management to discuss the comprehensive, long-standing risk management and compliance processes of the Corporation, and reviewed several topics of interest.

Based on the reviews and discussions referred to above, in reliance on management and PwC, and subject to the limitations of its role described below, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

In carrying out its responsibilities, the Audit Committee looks to management and the independent auditors. Management is responsible for the preparation and fair presentation of the Corporation’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Corporation’s annual financial statements, and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent auditors are responsible for auditing the Corporation’s internal control over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors perform their responsibilities in accordance with the standards of the PCAOB. Audit Committee members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Securities Act of 1933 in either of those fields or in auditor independence.

28	2020 Proxy Statement

The Audit Committee has also appointed PwC to audit the Corporation’s financial statements for 2020, subject to shareholder ratification of that appointment. The Committee, along with the other members of the Board, management, the Controller, and the General Auditor, annually evaluates PwC’s qualifications, performance, and independence, including the performance of the lead audit partner, in deciding whether or not to retain PwC. That evaluation includes consideration of:

•	PwC’s quality control, including any material issues identified by that quality control or a governmental/professional authority along with PwC’s plan to deal with any such issues;

•	All relationships between PwC and ExxonMobil covered by the PCAOB;

•	PwC’s expertise in the global oil and gas industry; and

•	The quality of PwC’s audit plans.

The Committee believes that PwC’s tenure as ExxonMobil’s independent registered public accounting firm is a benefit to audit quality given PwC’s experience with ExxonMobil and knowledge of the business, as well as the effectiveness of their audit plans, which build on that established knowledge.

Based on its annual evaluation of PwC’s qualifications, performance, and independence, as well as frequent private meetings with the lead partner, the Audit Committee believes that the continued retention of PwC as ExxonMobil’s independent registered public accounting firm is in the best interest of the Corporation and its stockholders.

Ursula M. Burns, Chair Joseph L. Hooley	Douglas R. Oberhelman William C. Weldon

Item 2 – Ratification of Independent Auditors

The Audit Committee has appointed PricewaterhouseCoopers LLP to audit ExxonMobil’s financial statements for 2020. We are asking you to ratify that appointment.

Total Fees

The total fees for PwC professional services rendered to ExxonMobil for the year ended December 31, 2019, were $42.5 million, an increase of $1.3 million from 2018. The Audit Committee reviewed and pre-approved all services in accordance with the service pre-approval policies and procedures, which can be found on the ExxonMobil website at exxonmobil.com/pre-approval. The Audit Committee did not use the “de minimis” exception to pre-approval that is available under SEC rules. The following table summarizes the fees, which are described in more detail below.

	2019	2018
	(millions of dollars)
Audit Fees	34.6	31.4
Audit-Related Fees	6.9	8.8
Tax Fees	1.0	1.0
All Other Fees	—	—

Total	42.5	41.2

Audit Fees

The aggregate fees for PwC professional services rendered for the annual audits of ExxonMobil’s financial statements for the year ended December 31, 2019, and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that year were $34.6 million (versus $31.4 million for 2018).

Audit-Related Fees

The aggregate fees for PwC Audit-Related services rendered to ExxonMobil for the year ended December 31, 2019, were $6.9 million (versus $8.8 million for 2018). Audit-related services were mainly related to benefit plan audits and other attestation procedures.

2020 Proxy Statement	29

Tax Fees

The aggregate fees for PwC Tax services rendered to ExxonMobil for the year ended December 31, 2019, were $1.0 million (versus $1.0 million for 2018). These services were mainly related to assisting various ExxonMobil affiliates with the preparation of local tax filings and related services.

All Other Fees

The aggregate fees for PwC services rendered to ExxonMobil, other than the services described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” for the year ended December 31, 2019, were zero (also zero for 2018).

We believe PwC is well qualified to perform this work. A PwC representative will be at the annual meeting to answer appropriate questions and to make a statement if desired.

The Audit Committee recommends you vote FOR this proposal.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management of the Corporation. Based on that review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement for the 2020 annual meeting of shareholders, and also incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019.

Samuel J. Palmisano, Chair	Angela F. Braly
Kenneth C. Frazier	Steven A. Kandarian

Item 3 – Advisory Vote to Approve Executive Compensation

At the meeting, shareholders will be asked to vote on a non-binding resolution to approve the compensation of the Named Executive Officers (NEOs), listed in the Summary Compensation Table.

When casting your vote, we encourage you to consider the detailed information in the Compensation Discussion and Analysis beginning on page 31.

The Board continues to support the overall design of the compensation program, on the basis that the program:

•	Is aligned with the Company’s business model and shareholder returns over the long term;

•	Delivers pay that is highly performance based and tied to company performance; and

•	Enables the Compensation Committee to leverage its experience and judgment to deliver market competitive pay.

We continue to listen and respond to the feedback we receive from shareholders during our shareholder engagement process. As in previous years, we enhanced disclosures in response to shareholder feedback.

The Board recommends an advisory vote FOR the following resolution:

RESOLVED: That shareholders approve the compensation of the Named Executive Officers as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion on pages 31 to 58 of this proxy statement.

30	2020 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS Executive Summary Letter to Shareholders 32 Response to Shareholder Feedback 32 Why Vote FOR Say-on-Pay? 33 Strong Governance Practices 33 Compensation Design Business Context 34 Program Design 34 Salary Program 35 Bonus Program 35 Performance Share Program 36 Compensation Determination Process for Determining Compensation 38 Performance and Experience 39 Annual Benchmarking 42 2019 CEO Pay 43 Other Compensation Elements Retirement Plans 44 Share Utilization 45 Granting Practices 45 Tax Matters 45 Risk and Governance Stock Ownership 46 Forfeiture Provisions 46 Clawback Policy 46 Anti-Hedging Policy 46 Employment Arrangements 47 Change in Control 47 Definitions and Footnotes 48 EXECUTIVE COMPENSATION TABLES Summary Compensation Table 50 Grants of Plan-Based Awards 53 Outstanding Equity Awards 54 Stock Vested 54 Pension Benefits 55 Nonqualified Deferred Compensation 57 Other Compensation Elements 58 The Compensation Discussion and Analysis and Executive Compensation Tables outline ExxonMobils executive compensation program and process for determining pay as it applies to the Named Executive Officers (NEOs). For 2019, Named Executive Officers were: Darren W. Woods Chairman and CEO Andrew P. Swiger Senior Vice President and Principal Financial Officer Neil A. Chapman Senior Vice President Jack P. Williams, Jr. Senior Vice President Neil W. Duffin President, ExxonMobil Global Projects Company

2020 Proxy Statement	31

EXECUTIVE SUMMARY LETTER TO SHAREHOLDERS Fellow Shareholders, The Compensation Committee reviews the effectiveness and competitiveness of the executive compensation program on an annual basis and continues to support the design of the program. ExxonMobils business involves large investments over long periods of time that require executives to maintain a long-term view when making business decisions. The Companys executive compensation program design reflects this. The executive compensation program allows the Committee to leverage the experience and judgment of its members, across a mix of critical performance factors, to grant pay to executives that is performance based, aligned with the returns of our long-term shareholders, and market competitive. We encourage you to review the information included in this disclosure and vote FOR Item 3. Samuel J. Palmisano Chair, ExxonMobil Compensation Committee RESPONSE TO SHAREHOLDER FEEDBACK ENGAGEMENT Conducted 30 shareholder engagements throughout the year with holders of about half of outstanding institutionally held shares; included independent director engagements Held webinar to gather input from all shareholders Provided opportunity for dialogue on shareholder perspectives and rationale for program design FEEDBACK Strong support for design and its alignment with business model and interests of long-term shareholders Long restriction periods coupled with performance differentiation at grant recognized as key design features Pay for CEO position aligned with Company performance Positive feedback on continual engagements and ongoing disclosure enhancements Interest for increased transparency on how at risk component of pay is determined 92% FOR SAY-ON-PAY RESPONSE Disclosure enhancements provide a comprehensive view of program intent, its key design features, and 2019 Compensation Committee deliberations Further clarified process and considerations used by Compensation Committee to determine CEO pay STRONG COMMITMENT TO ONGOING SHAREHOLDER DIALOGUE TO UNDERSTAND AND ADDRESS ALL VIEWS

32	2020 Proxy Statement

WHY VOTE FOR SAY-ON-PAY? PROGRAM ALIGNED WITH BUSINESS MODEL AND SHAREHOLDER RETURNS Over 70 percent of CEO direct compensation in performance shares, with longest restriction periods in any industry Long-term incentive program results in executives holding much higher percentage of performance shares through full business and commodity price cycles Incentivizes executives to maximize shareholder value over the long term while effectively managing longer-term risks, including those related to climate change PAY HIGHLY PERFORMANCE BASED AND TIED TO COMPANY PERFORMANCE Significant progress in advancing the Companys strategic objectives that will generate sustainable growth in shareholder value Maintained industry-leading performance across 3 of 4 pre-established financial and operating metrics; continued lagging relative TSR performance Results impacted overall level of stock grant Bonus program decreased as a result of lower 2019 earnings COMPENSATION COMMITTEE DELIVERED MARKET COMPETITIVE PAY Deliberation on overall level of CEO pay based on Company and individual performance, experience, and results of annual benchmarking 10-year combined realized and unrealized pay for CEO position is at 47th percentile of CEO compensation benchmarks1 SUPPORTED BY STRONG GOVERNANCE PRACTICES Key design features that discourage executives from taking inappropriate risk include: Extensive stock ownership Significant pay at risk Strong forfeiture provisions Bonus clawback policy Anti-hedging policy Annual assessment of compensation design Independent compensation consultant No employment contracts No severance agreements No change-in-control arrangements No guaranteed bonuses No additional stock grants to balance losses in value No accelerated vesting at retirement

2020 Proxy Statement	33

COMPENSATION DESIGN BUSINESS CONTEXT The decisions that our executives make and the risks they manage play out over time horizons that are often decades in length. The compensation program is designed to incentivize long-term decision making based on careful consideration of longer-term risks, and to align executives pay with the results of their decisions and the returns of our shareholders over the long term. The Companys strategies provide the framework for the organization to deliver on its commitments, create shareholder value throughout the commodity price cycle, and address the dual challenge of meeting the growing demand for energy while mitigating environmental impacts. This long-term orientation also underpins the Companys philosophy of talent development. It begins with recruiting exceptional talent and continues with individually planned experiences that lead to broad development and a deep understanding of our business across the business cycle. The compensation program is designed to attract and retain talent for a lifelong career through compensation that is market competitive and highly differentiated by individual performance, and with long restriction periods that promote retention. For more information, see the Summary Annual Report and Sustainability Report.2 PROGRAM DESIGN Compensation program encourages long-term business decisions, rewards outstanding performance, and promotes Performance Shares Annual Bonus Base Salary Percent of Reported Pay Over 50 percent 10 to 20 percent 10 percent or less Intent Link pay to returns of long-term shareholders Encourage long-term view through the commodity price cycle Link pay to annual Company earnings performance Provide near- and mid-term performance measure Provide competitive base pay Key Design Features Granted in the form of stock units Long restriction periods coupled with performance metrics applied at grant 50 percent vests in 5 years from grant date; 50 percent in 10 years or retirement, whichever is later Significant portion of pay at risk of forfeiture 50 percent of award paid in cash at grant; 50 percent subject to delayed vesting based on future earnings performance Actual award determined by individual performance and pay grade Places 50 percent of bonus at risk of forfeiture Increase determined by individual performance, experience, and pay grade Ties directly to long-term benefits (e.g., pension)

34	2020 Proxy Statement

SALARY PROGRAM Base salary represents 10 percent or less of total reported pay, and is intended to provide competitive base pay and directly affect the level of retirement benefits, as salary is included in benefit formulas. Named Executive Officers participate in the same salary program as all U.S.-dollar-paid executives. The overall size of the program is determined by annual benchmarking. Individual salary increases are the result of individual performance, experience, and pay grade.BONUS PROGRAM Annual bonus program represents 10 to 20 percent of total reported pay, and is intended to link executive pay to annual Company earnings performance and provide a near- and mid-term performance measure. ANNUAL BONUS AWARD TO CEO POSITION AND EXXONMOBIL EARNINGS ExxonMobil Earnings3 (dollars in billions) Annual Bonus (dollars in millions) 543210 50 40 30 20 10 0 15 13 2010 11 14 12 16 2019 17 18 PROGRAM DESIGN Compensation Committee establishes the overall size of bonus program (ceiling) % change in bonus program = (% change in annual earnings) x (2/3) Individual grant levels determined by the above formula, changes in pay grade, and individual performance Bonus delivered using two vehicles: 50% Cash Paid in year of grant 50% Earnings Bonus Units (EBU) Vesting delayed Vesting of the EBU occurs when cumulative earnings per share (EPS) threshold is achieved, currently $6.50 Threshold is reviewed each year and may be adjusted to achieve payout within three years EBU remains at risk of forfeiture; bonus award in its entirety is subject to clawback, see page 46 BONUS PROGRAM ENCOURAGES STRONG EARNINGS PERFORMANCE IN THE NEAR- AND MID-TERM WHILE MAINTAINING RISK OF FORFEITURE

2020 Proxy Statement	35

PERFORMANCE SHARE PROGRAM Performance shares represent over 50 percent of total reported pay, and are intended to link executive pay to the returns of long-term shareholders and encourage a long-term view through the commodity price cycle. PROGRAM DESIGN BUSINESS MODEL ALIGNMENT Investment lead times in the oil and gas industry are often 10 years and longer SHAREHOLDER ALIGNMENT Majority of CEO pay is delivered in performance shares, aligning pay level with returns of long-term shareholders LONG-TERM DECISION MAKING Restriction periods and risk of forfeiture encourage focus on risk management and long-term shareholder value LONGEST RESTRICTION PERIODS IN ANY INDUSTRY Applying performance metrics at grant enables restriction periods of 10 years and longer HIGHEST STANDARDS OF PERFORMANCE Industry-leading performance across all pre-established metrics is required to maximize award level ABILITY TO RETAIN KEY TALENT Executive is unable to monetize significant portion of pay, creating large buyout hurdle LONG RESTRICTION PERIODS ExxonMobils business involves large investments over long periods of time, requiring executives to maintain a long-term view when making business decisions Long restriction periods ensure that a significant portion of pay reflects the outcome of these decisions and the experience of long-term shareholders An alternate formula-based program would require a shorter time horizon to set meaningful, credible targets. The Compensation Committee continues to review such a program and concluded that this would encourage short-term thinking, not aligned with the long investment lead times and the capital-intensive nature of the business Example below shows project net cash flow of a typical ExxonMobil project and performance share program design. It illustrates that short-term vesting occurs prior to determination of project financial success or failure and that longer-term vesting better aligns with shareholder returns resulting from investment decisions LONGER RESTRICTION PERIODS ALIGN WITH OIL AND GAS PROJECT NET CASH FLOW YEARS STOCK GRANT PROJECT TIMELINE 3 5 10 Profitability ExxonMobil Program Restriction Period Alternate Program Restriction Period Investment

36	2020 Proxy Statement

2020 Proxy Statement ExxonMobil conducts business in a cyclical commodity price environment and positions itself to generate sustainable growth in shareholder value over the long term Longer restriction periods also ensure that executives are required to hold shares through these commodity price cycles An alternate program with shorter-term target setting and vesting would enable executives to monetize and diversify realized pay at a much faster pace, encouraging shorter-term decision making SHARE-DENOMINATED BASIS The Compensation Committee does not adjust share grants to offset changes in share price; this results in executives seeing a one-for-one change in compensation through share price, aligned with the experience of long-term shareholders A share-denominated approach coupled with long restriction periods defines the risk/reward profile of stock-based performance awards PERFORMANCE METRICS AT GRANT Uniquely long restriction periods result in a need to apply performance metrics at grant, versus at vest Key factors in determining performance share award levels include both forward-looking (progress toward strategic objectives) and backward-looking (relative business performance against pre-established financial and operating metrics) performance measures STOCK OWNERSHIP It is ExxonMobils policy that executives maintain significant stock ownership Long restriction periods, three times longer than those at compensation benchmark companies, result in stock ownership far exceeding standard ownership guidelines THROUGH LONG RESTRICTION PERIODS, EXXONMOBIL EXECUTIVES ARE INCENTIVIZED TO TAKE A LONG-TERM VIEW IN DECISION MAKING 6x VS. 38x 90 PERCENT OF CEO STOCK OWNERSHIP CONSISTS OF UNVESTED SHARES Standard Guideline ExxonMobil CEO Base Salary Base Salary 37

2020 Proxy Statement	37

COMPENSATION DETERMINATION

PROCESS FOR **DETERMINING COMPENSATION**

The Compensation Committee considers progress toward the Company's strategic objectives, Company performance relative to industry peers over the investment lead times of the business, individual performance, and the results of annual benchmarking, taking into account experience in the position.

INPUTS TO COMPENSATION COMMITTEE

	Performance Dimension	2019 Input
Performance Shares	**Progress Toward Strategic Objectives** Demonstrated leadership and accomplishments in progressing strategic goals and objectives	Significant accomplishments in 2019, see page 40
	Financial and Operating Performance Industry leadership over investment lead times (10 years) required in **each** pre-established metric	Leading industry peers in 3 of 4 financial and operating metrics, see page 41 **Leading** • Safety and Operations Integrity • Return on Average Capital Employed • Cash Flow from Operations and Asset Sales **Lagging** • Total Shareholder Return
Annual Bonus	**Estimated Earnings** Company earnings performance	Lower 2019 year-end estimated earnings, see page 35
	Earnings Per Share (EPS) Threshold set for Earnings Bonus Units to pay out within 3-year time horizon	EPS threshold maintained at $6.50, see page 35
Base Salary	**Performance, Experience, and Pay Grade** Demonstrated leadership and experience in position	Significant accomplishments in 2019, see page 40

ANNUAL COMPENSATION BENCHMARKING

10-year combined realized and unrealized pay for CEO position at **47th percentile** of compensation benchmark companies[1]

COMPENSATION COMMITTEE DELIBERATIONS

2019 PAY DECISIONS FOR CEO

Performance Shares	Annual Bonus	Base Salary
180,000	**$2,216,000**	**$1,615,000 – January 1, 2020**

2019 CEO pay reflects strong leadership in progressing the Company's strategic objectives and continued industry leadership in 3 of 4 financial and operating performance metrics. This is balanced against lagging TSR performance and takes into account annual benchmarking given experience in position.

COMPENSATION COMMITTEE GRANTS MARKET-COMPETITIVE PAY THAT IS HIGHLY PERFORMANCE BASED AND TIED TO COMPANY PERFORMANCE

PERFORMANCE AND EXPERIENCE The Compensation Committee considers Company and individual performance, and experience in its pay deliberations. COMPANY PERFORMANCE The Committee reviews forward- and backward-looking measures, see pages 40 and 41 for 2019 results. Forward looking: Companys progress toward strategic objectives Backward looking: Performance against industry peers based on pre-established financial and operating metrics over investment lead times of the business (10 years) Highest priority is given to progress toward strategic objectives, safety and operations integrity, and return on average capital employed (ROCE) over the business cycle. INDIVIDUAL PERFORMANCE CEO. The Committee assesses the CEOs performance based on pre-established goals and objectives of which the Companys performance in progressing strategic objectives and financial and operating metrics are indicative. Senior Executives. The CEO assesses the accomplishments of all senior executives in key performance dimensions, such as strengthening the underlying fundamentals that drive superior business performance over the long term and leadership. Performance assessments are reviewed with the Board during the annual executive development review in October. The Board also assesses the performance of all senior executives throughout the year during specific business reviews and Board meetings. In addition, the Committee takes into account demonstrated leadership in sustaining sound business controls and a strong ethical and corporate governance environment. A violation of the Companys code of business conduct could result in elimination of an officers incentive award for the year, as well as termination of employment and/or cancellation of all unvested awards. See page 46 for forfeiture provisions. EXPERIENCE Given the complex and long-term nature of the business, leadership development is vital. Career service for Named Executive Officers reflects this. Experience and level of responsibility are also considered in assessing the contributions of individual executives. 35YEARS Average career service of Named Executive Officers Name Most Recent Responsibilities D.W. Woods Chairman of the Board and CEO since January 2017; President and member of the Board since January 2016; Senior Vice President in 2014 and 2015; see page 25 for more information A.P. Swiger Principal Financial Officer (PFO) since January 2013; Senior Vice President since April 2009 N.A. Chapman Senior Vice President since January 2018; President of ExxonMobil Chemical Company and Vice President of Exxon Mobil Corporation from 2015 through 2017 J.P. Williams, Jr. Senior Vice President since June 2014 N.W. Duffin President of ExxonMobil Global Projects Company since April 2019; President of ExxonMobil Production Company and Vice President of Exxon Mobil Corporation from 2017 to March 2019

2020 Proxy Statement	39

PROGRESS TOWARD STRATEGIC OBJECTIVES: 2019 KEY HIGHLIGHTS

Leadership and progress toward the Company's strategic objectives that will generate sustainable growth in shareholder value over the long term are key factors in the Compensation Committee's determination of CEO pay. For more information, see page 38.

STRENGTHENING THE UPSTREAM PORTFOLIO

- Value driven by attractive growth opportunities, including Permian, Guyana, Brazil, Mozambique, and Papua New Guinea
- Executing industry-leading exploration opportunities, with additional discoveries in Guyana and the Eastern Mediterranean
- Progressing asset divestment program to highgrade portfolio

UPGRADING DOWNSTREAM PRODUCTION

- Delivering on 2019 plans; focus on upgrading to higher-value products and value capture across fuels and lubes value chains
- Maximizing contribution from 3 major investment projects in Beaumont, Rotterdam, and Antwerp
- Advantaged projects, logistics, and new markets drive earnings growth

LEADING IN CHEMICAL GROWTH

- Significant progress in executing portfolio of critical growth projects
- Completed 8 strategic growth projects, including North America Growth initiative, Newport, and Beaumont
- Leveraging competitive advantages of integration, scale, and technology together with customer relationships

REDUCING ENVIRONMENTAL IMPACTS

- Actively investing in development of lower-emission technologies with highest potential for large-scale deployment
- Leadership and partnership across broad spectrum of science-based organizations in both public and private sectors, including new key research partnerships — National Labs, Global Thermostat, and Mosaic Materials
- On plan to meet 2020 external Corporate target of 25 percent reduction from 2016 flaring levels
- For more information on ExxonMobil's holistic approach to addressing environmental performance, see the *Energy and Carbon Summary*[2]

INVESTING WITH DISCIPLINE

- Financial capacity to maintain long-term capital allocation priorities, even in cyclical downturns
- Recent Downstream and Chemical start-ups accretive to earnings and cash flow in current price environment
- Dividend increased by 6 percent in 2019, marking 37th consecutive year of dividend growth

COMPENSATION COMMITTEE NOTED SIGNIFICANT PROGRESS IN ADVANCING STRATEGIC OBJECTIVES IN 2019

40 ExxonMobil 2020 Proxy Statement

PROGRESS TOWARD STRATEGIC OBJECTIVES: 2019 KEY HIGHLIGHTS Leadership and progress toward the Companys strategic objectives that will generate sustainable growth in shareholder value over the long term are key factors in the Compensation Committees determination of CEO pay. For more information, see page 38. STRENGTHENING THE UPSTREAM PORTFOLIO Value driven by attractive growth opportunities, including Permian, Guyana, Brazil, Mozambique, and Papua New Guinea Executing industry-leading exploration opportunities, with additional discoveries in Guyana and the Eastern Mediterranean Progressing asset divestment program to highgrade portfolio UPGRADING DOWNSTREAM PRODUCTION Delivering on 2019 plans; focus on upgrading to higher-value products and value capture across fuels and lubes value chains Maximizing contribution from 3 major investment projects in Beaumont, Rotterdam, and Antwerp Advantaged projects, logistics, and new markets drive earnings growth LEADING IN CHEMICAL GROWTH Significant progress in executing portfolio of critical growth projects Completed 8 strategic growth projects, including North America Growth initiative, Newport, and Beaumont Leveraging competitive advantages of integration, scale, and technology together with customer relationships REDUCING ENVIRONMENTAL IMPACTS Actively investing in development of lower-emission technologies with highest potential for large-scale deployment Leadership and partnership across broad spectrum of science-based organizations in both public and private sectors, including new key research partnerships National Labs, Global Thermostat, and Mosaic Materials On plan to meet 2020 external Corporate target of 25 percent reduction from 2016 flaring levels For more information on ExxonMobils holistic approach to addressing environmental performance, see the Energy and Carbon Summary2 INVESTING WITH DISCIPLINE Financial capacity to maintain long-term capital allocation priorities, even in cyclical downturns Recent Downstream and Chemical start-ups accretive to earnings and cash flow in current price environment Dividend increased by 6 percent in 2019, marking 37th consecutive year of dividend growth COMPENSATION COMMITTEE NOTED SIGNIFICANT PROGRESS IN ADVANCING STRATEGIC OBJECTIVES IN 2019

2020 Proxy Statement	41

ANNUAL BENCHMARKING COMPANY PERFORMANCE Assessing business performance is most relevant against companies of similar scale and complexity that operate within the same industry. These include Chevron, Royal Dutch Shell, Total, and BP. See page 41. COMPENSATION BENCHMARKING Evaluating level of compensation is most relevant against other U.S. companies that generally have large scale and complexity, capital intensity, international operations, and proven sustainability over time. In assessing the appropriateness of pay levels, the Compensation Committee considers scale and complexity as relevant factors. All three of ExxonMobils major business segments, on a stand-alone basis, rank among other large companies based on revenue. SCALE OF EXXONMOBIL VS. BENCHMARK COMPANIES8,9 (2019 revenue, dollars in billions) 300 250 200 150 100 20 0 ExxonMobil ExxonMobil Downstream AT&T Ford Chevron General Motors Verizon General Electric Johnson S Johnson IBM United Technologies Boeing Procter & Gamble Pfizer ExxonMobil Chemical ExxonMobil Upstream (2019 revenue, dollars in billions) PAY ORIENTATION The Compensation Committee focuses on a broad orientation, generally a range around the median of compensation benchmark companies, which provides the ability to: Differentiate compensation based on experience and performance levels among executives; Minimize the potential for automatic ratcheting-up of compensation that could occur within a narrow target among benchmarked companies; Ensure that a change in share price is a significant factor in determining market orientation; Manage salaries based on a long-term career orientation; and Respond to changing business conditions. The Committee uses tally sheets that provide detailed information, by pay element, and allow for assessment against publicly available data for similar positions at compensation benchmark companies. The Committee also uses an independent consultant to assist in this analysis as discussed in the Corporate Governance section, see page 17. COMPENSATION COMMITTEE CONDUCTS ANNUAL BENCHMARKING TO ASSESS MARKET COMPETITIVENESS OF EXECUTIVE PAY AND PROGRAM DESIGN

42	2020 Proxy Statement

COMPENSATION COMMITTEE DECISIONS ON 2019 CEO PAY 2019 CEO pay decisions reflect strong leadership in progressing the Companys strategic objectives and continued industry leadership in 3 of 4 financial and operating performance metrics. This is balanced against lagging TSR performance, and takes into account annual benchmarking given experience in position. See page 38 for a description of this process. The Committee reviews one-year reported and realized pay, total direct compensation which excludes the volatility that results from changes in pension value and other compensation and results of the 10-year combined realized and unrealized pay analysis in its pay deliberations. 2019 CEO COMPENSATION Reported Pay Salary Bonus Stock-Based Awards All Other Compensation Change in Pension Value (millions) $17.5 $18.8 $23.5 Total Direct Compensation 2017 2018 2019 Realized Pay Total Cash Vesting of Previous Awards (millions) $50. $6.6 $5.5 2017 2018 2019 Total reported pay includes $7.1 million in pension value change, close to half resulting from changes in interest rates, see page 51 Over 70 percent of CEO total direct compensation delivered in the form of performance shares with long restriction periods Realized pay is 23 percent of total reported pay 10-YEAR COMBINED REALIZED AND UNREALIZED PAY1 (2009 to 2018) ExxonMobil Compensation Benchmark Companies10 1 2 3 4 5 6 7 8 9 10 11 12 13 (rank position) 47th Percentile 10-YEAR REALIZED PAY (2009 to 2018) ExxonMobil Compensation Benchmark Companies10 Relative rank position in 10-year realized pay demonstrative of long restriction periods in program design

2020 Proxy Statement	43

OTHER COMPENSATION ELEMENTS RETIREMENT PLANS The Companys approach to talent development stems from the need to develop future leaders broadly and deeply given the complexity and long-term nature of our business. Retirement plans are designed to attract and retain exceptional talent. Retirement plans include: Defined contribution plans, such as the Companys savings plans, that are attractive to new hires who can begin building an account balance immediately, and Defined benefit plans, such as the Companys pension plans, that help retain mid- and late-career employees until retirement age. Retirement plans also strengthen commitment to high performance standards. Salary and bonus amounts that form the basis for these plans are determined by individual performance. Named Executive Officers participate in the same savings and pension plans as all other U.S.-dollar-paid executives. Change in control is not a triggering event under any ExxonMobil benefit plan. Below are brief descriptions of the plans. See the Pension Benefits and Nonqualified Deferred Compensation sections on pages 55 to 57 for more details. Savings Plan Qualified Savings Plan provides company-matching contribution of 7 percent of eligible salary for employee contribution of minimum 6 percent of salary Subject to U.S. Internal Revenue Code limits on amount of pay taken into account and total amount of contributions Nonqualified Supplemental Savings Plan provides continuation of Company-matching contribution of 7 percent of eligible salary that would not otherwise be made to the qualified Savings Plan due to IRS limitations Does not permit employee contributions Pension Plan ExxonMobil Pension Plan (EMPP) provides for a pension benefit when leaving the Company as long as age, service, and other provisions under the plan are met Subject to U.S. Internal Revenue Code limits on compensation included and benefits paid Supplemental Pension Plan (SPP) provides pension benefits that cannot be paid from EMPP due to IRS limitations Additional Payments Plan (APP) provides pension benefits tied to annual bonus SPP and APP are paid as a lump sum and only if retiring from the Company 2020 Proxy Statement

44	2020 Proxy Statement

SHARE UTILIZATION The Compensation Committee establishes a ceiling for performance share awards on an annual basis. The overall number of shares underlying awards granted in 2019 represents dilution of 0.2 percent. This dilution results in a lower relative impact on earnings per share at time of grant versus compensation benchmark companies, and is 70 percent below the average of compensation benchmark companies, based on historical grant patterns. The Company has a long-established practice of purchasing shares in the open market and through negotiated transactions to offset the dilutive effect of shares or units settled in shares issued under the performance share program. GRANTING PRACTICES The Compensation Committee grants incentive awards to the Companys senior executives at its regular November meeting and does not do so by written consent. A committee comprised of ExxonMobils Chairman and Senior Vice Presidents grants incentive awards to other eligible employees within the parameters of the bonus and performance share award ceilings approved by the Compensation Committee. This committee makes annual grants on a schedule aligned with the schedule of the Compensation Committee, and otherwise grants awards as needed based on particular business or personnel developments. The Companys compensation program does not include granting stock options. No stock options have been granted since 2001 and there are no plans to make such grants in the future. TAX MATTERS The Company does not provide tax assistance for either bonus or performance share awards. Starting in 2018, the U.S. Internal Revenue Code was amended so that annual compensation, including performance-based compensation, in excess of $1 million paid to the CEO, the Principal Financial Officer, and the other three most highly paid executives is not tax deductible by the Corporation. This amendment applies to bonuses and performance shares granted beginning in November 2017. It also applies to nonqualified pensions and other compensation paid to covered executives following retirement. A transition rule preserves the tax deductibility of bonuses, performance shares, and nonqualified pension benefits awarded or accrued prior to November 2017 under pre-amendment U.S. Internal Revenue Code provisions. Executives may not elect to defer any element of compensation. Nonqualified pension and other benefits have been designed in a manner intended to avoid additional taxes that could potentially be imposed on the recipients of such amounts by Section 409A of the U.S. Internal Revenue Code. This is achieved by setting the form and timing of distributions to eliminate executive and Company discretion. This section is based on the Companys interpretation of current U.S. tax laws. 2020 Proxy Statement

2020 Proxy Statement	45

RISK AND GOVERNANCE Executive Stock Ownership Policy Executives maintain significant stock ownership during employment and for many years into retirement Long restriction periods on performance shares result in stock ownership that far exceeds the typical standard ownership guideline of 6 times base salary CEO stock ownership is 38 times salary resulting from 90 percent of unvested shares Average of all U.S.-dollar-paid executive officers, including other Named Executive Officers, is 29 times salary resulting from 83 percent of unvested shares Significant Pay at Risk Uniquely long vesting periods on performance shares substantially increase the percentage of career compensation at risk well into retirement Unvested performance share awards cannot be used as collateral for any purpose Strong Forfeiture Provisions Delayed portion of the annual bonus and unvested performance share awards are at risk of forfeiture in the event of early retirement and/or detrimental activity, even if such activity occurs or is discovered after retirement In the event of retirement prior to age 65 but after eligibility for early retirement (i.e., at least 55 years of age with at least 15 years of service), the Compensation Committee, in the case of an executive officer, must approve the retention of awards Bonus Clawback Policy In the event of a material negative restatement of ExxonMobils reported financial or operating results, the Board is authorized to take actions as it deems necessary and appropriate, including the recoupment (clawback) of any bonus (cash and earnings bonus units) paid to an executive officer Policy reflects the Companys high ethical standards and strict compliance with accounting and other regulations applicable to public companies Anti-Hedging/ Derivative Policy Company policy prohibits all active executive, management, professional, or technical employees and directors from being a party to a derivative or similar financial instrument, including puts, calls, or other options, future or forward contracts, or equity swaps or collars, on ExxonMobil common stock or trading in the oil or gas futures markets Annual Assessment of Compensation Design Compensation Committee reviews the effectiveness and competitiveness of the compensation program design annually, including an assessment of alternate methodologies During this annual review, the Committee also considers the insights gained from extensive shareholder dialogue during and off proxy season Independent Compensation Consultant Compensation Committee utilizes the expertise of an external independent consultant For more information, see page 17 2020 Proxy Statement

46	2020 Proxy Statement

No Employment Contracts No Severance Agreements No Change-in-Control Arrangements CEO and other Named Executive Officers are at-will employees and as such do not have employment contracts, severance agreements, or change-in-control arrangements with the Company Eliminates any real or perceived safety net with respect to job security and increases the risk and consequences to the individual for performance that does not meet the highest standards No Guaranteed Bonuses " Bonus program subject to year-on-year change in earnings performance and remains at risk No Additional Stock Grants to Balance Losses in Value Compensation Committee sets the size of the performance share program and does not support a practice of offsetting a loss or gain in the value of prior performance share grants by the value of current-year grants Such a practice would minimize the risk/reward profile of stock-based awards and undermine the long-term view that executives are expected to adopt No Accelerated Vesting at Retirement Performance shares are not subject to acceleration, not even at retirement, except in the case of death Unvested performance shares cannot be used as collateral for any purpose COMPENSATION PROGRAM UNDERPINNED BY STRONG GOVERNANCE PRACTICES THAT DISCOURAGE INAPPROPRIATE RISK TAKING 2020 Proxy Statement

2020 Proxy Statement	47

FREQUENTLY USED TERMS Please also read the footnotes on page 49 for additional definitions of terms and other important information. Performance Share Program is the terminology used to describe our equity program to better reflect the strong connection between performance and pay. Compensation Benchmark Companies consist of AT&T, Boeing, Chevron, Ford, General Electric, General Motors, IBM, Johnson & Johnson, Pfizer, Procter & Gamble, United Technologies, and Verizon. These are the same companies noted in the 2019 Proxy Statement. For consistency, CEO compensation on page 43, in the Combined Realized and Unrealized Pay chart, is based on compensation as disclosed in the Summary Compensation Table of the proxy statements as of July 31, 2019. Reported Pay is Total Compensation as reported in the Summary Compensation Table. Total Direct Compensation is compensation granted during the year, including salary, current bonus, and the grant date fair value of performance shares. Realized Pay is compensation actually received by the CEO during the year, including salary, cash bonus, payouts of previously granted earnings bonus units (EBU), net spread on stock option exercises, market value at vesting of previously granted stock-based awards, and All Other Compensation amounts realized during the year. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date. Amounts for compensation benchmark companies include salary, bonus, payouts of non-equity incentive plan compensation, and All Other Compensation as reported in the Summary Compensation Table, plus value realized on option exercise or stock vesting as reported in the Option Exercises and Stock Vested table. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date, as well as any retirement-related payouts from pension or nonqualified compensation plans. Unrealized Pay is calculated on a different basis than the grant date fair value of awards used in the Summary Compensation Table. Unrealized Pay includes the value based on each compensation benchmark companys closing stock price at fiscal year-end 2018 of unvested restricted stock awards; unvested long-term share- and cash-performance awards, valued at target levels; and the in the money value of unexercised stock options (both vested and unvested). If a CEO retired during the period, outstanding equity is included assuming that unvested awards, as of the retirement date, continued to vest pursuant to the original terms of the award. Cash Flow from Operations and Asset Sales is the sum of the net cash provided by operating activities and proceeds associated with sales of subsidiaries, property, plant and equipment, and sales and returns of investments from the Summary statement of cash flows. For additional information, see page 50 of the Summary Annual Report included with the Corporations 2020 Proxy Statement. Return on Average Capital Employed (ROCE) for the Corporation is net income attributable to ExxonMobil excluding the after-tax cost of financing, divided by total corporate average capital employed. For this purpose, capital employed means the Corporations net share of property, plant and equipment, and other assets less liabilities, excluding both short-term and long-term debt. For additional information, see page 49 of the Summary Annual Report included with the Corporations 2020 Proxy Statement. Total Shareholder Return (TSR) measures the change in value of an investment in stock over a specified period of time, assuming dividend reinvestment. TSR is subject to many different variables, including factors beyond the control of management. For additional information, see page 48 of the Summary Annual Report included with the Corporations 2020 Proxy Statement. Statements regarding future events or conditions are forward-looking statements. Actual future results, including achievement of strategic objectives; future financial and operating results; and project plans, schedules, and results, as well as the impact of compensation incentives, could differ materially due to: changes in oil and gas prices, petroleum product margins and other market factors affecting our industry; the outcome of exploration and development projects; timely completion of production and construction projects; technical or operating conditions; the outcome of commercial negotiations; political and regulatory factors including changes in environmental and tax laws and international treaties; and other factors described in Item 1A Risk Factors in our most recent Form 10-K. The term project can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports. 2020 Proxy Statement

48	2020 Proxy Statement

FOOTNOTES 1 Pay means the sum of Realized Pay and Unrealized Pay as discussed on page 43 and defined in the related Frequently Used Terms on page 48. The Frequently Used Terms also define Total Direct Compensation and Reported Pay and identify the compensation benchmark companies. See also footnote 10 below. 2 For more information, see the Summary Annual Report included with ExxonMobils 2020 Proxy Statement available on our website at exxonmobil.com/annualreport. See also the Sustainability Report and Energy and Carbon Summary available on our website at exxonmobil.com. These reports are for information only and are not incorporated as part of the 2020 Proxy Statement. 3 Bonus program is based on estimates of year-end earnings made in November of each year, such that payment can occur in that calendar year. The purpose of the two-thirds adjustment in the formula is to mitigate the impact of commodity price swings on short-term earnings performance. 4 Employees and contractors; includes XTO Energy Inc. data beginning in 2011. 5 Workforce safety data from participating American Petroleum Institute (API) companies; 2019 industry data not available at time of publication. 6 Competitor data estimated on a consistent basis with ExxonMobil and based on public information. For definitions and more information, see Frequently Used Terms on page 48. 7 Growth rate of an investors holdings with reinvestment of dividends. Chevron, Royal Dutch Shell, Total, and BP weighted by market capitalization to calculate average of industry peers. For definition and more information, see Frequently Used Terms on page 48. 8 Benchmark companies are the same companies noted in the 2019 Proxy Statement. See Frequently Used Terms on page 48 for a full list of benchmark companies. 9 Benchmark company data is based on public information. Data represents the fiscal year ending in 2019. Excludes sales-based taxes and intersegment revenues. 10 2019 benchmark company data not available at time of publication.

2020 Proxy Statement	49

EXECUTIVE COMPENSATION TABLES SUMMARY COMPENSATION TABLE FOR 2019 Change in Pension Value and Non-Equity Nonqualified Incentive Plan Deferred All Other Stock Option Compensation Compensation Compensation Name and Salary Bonus Awards Awards Earnings Total Principal Position Year ($)1 ($)2 ($)3 ($) ($) ($)4 ($)5 ($) D.W. Woods 2019 1,500,000 2,216,000 12,371,850 0 0 7,070,597 336,482 23,494,929 Chairman and CEO 2018 1,400,000 2,464,000 11,648,250 0 0 2,977,497 288,040 18,777,787 2017 1,200,000 1,848,000 10,809,810 0 0 3,325,779 282,544 17,466,133 A.P. Swiger 2019 1,469,500 1,478,000 7,670,547 0 0 1,551,613 163,180 12,332,840 Senior Vice President; PFO 2018 1,395,750 1,848,000 8,666,298 0 0 0 158,830 12,068,878 2017 1,337,500 1,603,000 8,123,736 0 0 0 151,738 11,215,974 N.A. Chapman 2019 895,000 1,270,000 6,584,574 0 0 4,380,669 174,657 13,304,900 Senior Vice President 2018 833,000 1,276,000 5,979,435 0 0 1,096,572 417,999 9,603,006 J.P. Williams, Jr. 2019 986,167 1,231,000 5,849,136 0 0 3,894,892 83,090 12,044,285 Senior Vice President 2018 929,167 1,276,000 5,979,435 0 0 1,100,069 78,115 9,362,786 N.W. Duffin 2019 1,165,500 981,000 5,031,219 0 0 854,867 131,762 8,164,348 President, ExxonMobil Global 2018 1,107,000 1,175,000 5,381,492 0 0 0 125,050 7,788,542 Projects Company 2017 1,063,250 1,021,000 5,675,150 0 0 0 120,349 7,879,749 TOTAL DIRECT COMPENSATION The following pro forma table displays total direct compensation, which includes salary, bonus, and stock award value. In its pay deliberations, the Compensation Committee considers total direct compensation as it excludes the volatility that results from changes in pension value and all other compensation. See page 43 for details. Total Direct Salary Bonus Stock Awards Compensation Name Year ($)1 ($)2 ($)3 ($) D.W. Woods 2019 1,500,000 2,216,000 12,371,850 16,087,850 2018 1,400,000 2,464,000 11,648,250 15,512,250 2017 1,200,000 1,848,000 10,809,810 13,857,810 A.P. Swiger 2019 1,469,500 1,478,000 7,670,547 10,618,047 2018 1,395,750 1,848,000 8,666,298 11,910,048 2017 1,337,500 1,603,000 8,123,736 11,064,236 N.A. Chapman 2019 895,000 1,270,000 6,584,574 8,749,574 2018 833,000 1,276,000 5,979,435 8,088,435 J.P. Williams, Jr. 2019 986,167 1,231,000 5,849,136 8,066,303 2018 929,167 1,276,000 5,979,435 8,184,602 N.W. Duffin 2019 1,165,500 981,000 5,031,219 7,177,719 2018 1,107,000 1,175,000 5,381,492 7,663,492 2017 1,063,250 1,021,000 5,675,150 7,759,400 2020 Proxy Statement

50	2020 Proxy Statement

[1] **Salary.** Effective January 1, 2020, the annual salary was increased for Mr. Woods to $1,615,000 and Mr. Chapman to $955,000. Effective April 1, 2020, the annual salary was increased for Mr. Swiger to $1,559,000 and Mr. Duffin to $1,240,000. These increases represent the Compensation Committee's assessment of individual performance and experience in the position.

For more details on the design of the salary program and determinations made by the Compensation Committee in 2019, see pages 35 and 38.

[2] **Bonus.** The bonus was paid one-half in cash at the time of grant. The Company delays vesting of the balance until cumulative earnings reach $6.50 per share.

For more details on the design of the bonus program and determinations made by the Compensation Committee in 2019, see pages 35 and 38.

[3] **Stock Awards.** In accordance with disclosure regulations, the valuation of stock awards in this table represents the grant date fair value, which is equal to the number of performance shares awarded times the grant price. The grant price is the average of the high and low sale prices on the NYSE on the date of grant.

Grant Date	Grant Price ($)
November 26, 2019	$68.73
November 28, 2018	$77.66
November 29, 2017	$81.89

Dividend equivalents paid on performance share awards are reflected in the grant date fair value and, therefore, not shown in the table.

For more details on the design of the performance share program and determinations made by the Compensation Committee in 2019, see pages 36 to 38.

[4] **Change in Pension Value and Nonqualified Deferred Compensation.** The amounts shown in the Summary Compensation Table solely represent the positive change in pension value. The Corporation's nonqualified deferred compensation plan (Supplemental Savings Plan) does not permit accrual of above-market or preferential earnings.

The change in pension value for 2019 is the increase between year-end 2018 and year-end 2019 in the present value of each executive's pension benefits under the plans.

For a description of the pension plans and the present value calculation, see pages 44, 55, and 56.

The following table provides a breakdown of the underlying factors impacting the change in pension value for 2019, close to half resulting from changes in interest rates.

	D.W. Woods		A.P. Swiger		N.A. Chapman		J.P. Williams, Jr.		N.W. Duffin	
Factors	$	%	$	%	$	%	$	%	$	%
Interest Rates	3,273,979	22	2,364,816	8	2,146,706	17	2,203,438	18	1,679,177	8
Final Average Bonus	1,833,282	12	-1,313,288	-4	1,000,611	8	481,562	4	-1,212,395	-6
Final Average Salary	931,550	6	600,536	2	356,417	3	367,192	3	444,489	2
Age and Service	1,031,786	7	-100,451	0	876,935	7	842,700	7	-56,405	0
Change in Value	**7,070,597**	**47**	**1,551,613**	**5**	**4,380,669**	**35**	**3,894,892**	**32**	**854,867**	**4**

[5] **All Other Compensation.** The following table breaks down the amounts included in the All Other Compensation column of the Summary Compensation Table for 2019.

Name	Life Insurance ($)	Savings Plan ($)	Personal Security ($)	Personal Use of Company Aircraft ($)	Financial Planning ($)	Relocation ($)	Total ($)
D.W. Woods	0	105,000	115,328	104,430	11,724	0	336,482
A.P. Swiger	46,348	102,865	2,243	0	11,724	0	163,180
N.A. Chapman	18,366	62,650	16,576	0	0	77,065	174,657
J.P. Williams, Jr.	0	69,032	2,334	0	11,724	0	83,090
N.W. Duffin	36,760	81,585	1,693	0	11,724	0	131,762

Life Insurance. Messrs. Woods and Williams participate in the Company's broad-based employee life insurance program that provides coverage that equals 2 times base salary as an active employee. As permitted by disclosure regulations, the premium cost for a broad-based employee life insurance program is not required to be reported and therefore is excluded from this table.

The other Named Executive Officers participate in the Company's senior executive term life insurance program that provides coverage of 4 times base salary until age 65 and a declining multiple thereafter until age 75, at which point the multiple remains at 2.5 times salary. The Company eliminated this program for all newly eligible senior executives as of October 2007.

For executives with senior executive term life insurance coverage, the premium cost in any year depends on overall financial and mortality experience under the group policy. The amounts shown are based on Internal Revenue Code tables used to value the term cost of such coverage. This valuation is applied since the actual life insurance premium is a single payment for a large group of executives that does not represent the cost of insuring one specific individual.

Savings Plan. The amount shown is the value of Company-matching contributions under ExxonMobil's tax-qualified savings plan and Company credits under the related nonqualified supplemental plan.

For a description of the savings plan, see page 44. The value of the credits to the nonqualified supplemental plan is also disclosed in the Nonqualified Deferred Compensation table on page 57.

Personal Security. The Company provides security for its employees, as appropriate based on an assessment of risk, which includes consideration of the employee's position and work location. The Company does not consider any such security costs to be personal benefits since these costs arise from the nature of the employee's employment by the Company. However, disclosure regulations require certain security costs to be reported as personal benefits.

The amounts shown in the table include the following types of security-related costs: security systems at executive residences; security services and personnel (at residences and/or during personal travel); car and personal security driver; and Company communications equipment. Security costs related to travel for business purposes are not included.

The car provided for security reasons and used primarily for commuting is valued based on the annualized cost of the car plus maintenance and fuel. Reported costs for rental cars utilized for security concerns during personal travel are the actual incremental costs.

For security personnel employed by the Company, the cost is the actual incremental cost of expenses incurred by the security personnel. Total salary, wages, and benefits are not allocated because the Company already incurs these costs for business purposes. For security contractors, the cost is the actual incremental cost of such contractors associated with the executive's personal time.

For Mr. Woods, the amount shown includes: $33,589 for residential security, $31,879 for the cost of his car provided for security reasons as described above, and $49,860 for security costs related to personal travel. Aircraft. For security reasons, the Board requires the Chairman and CEO to use the Company aircraft for both business and personal travel. The Compensation Committee considers these costs to be necessary security-related business expenses rather than perquisites. Per the disclosure regulations, the incremental cost of aircraft usage for personal travel is reported. Incremental cost for personal use of the aircraft is based on direct operating costs (fuel, airport fees, incremental pilot costs, etc.) and does not include capital costs of the aircraft since the Company already incurs these costs for business purposes. Financial Planning. The Company provides financial planning services to senior executives, which includes tax preparation. This benefit is valued based on the actual charge for the services. Relocation. The Company provides relocation assistance to eligible employees on a consistent basis. The amount shown for Mr. Chapman represents $45,885 for relocation costs paid on his behalf or reimbursed to him, and $31,180 for tax reimbursement related to these relocation payments. GRANTS OF PLAN-BASED AWARDS FOR 2019 All Other All Other Estimated Estimated Stock Option Future Payouts Future Payouts Awards: Awards: Exercise Grant Date Under Non-Equity Under Equity Number of Number of or Base Fair Value Incentive Plan Awards Incentive Plan Awards Shares of Securities Price of of Stock and Stock or Underlying Option Option Threshold Target Maximum Threshold Target Maximum Units Options Awards Awards Name Grant Date ($) ($) ($) (#) (#) (#) (#) (#) ($/Sh) ($) D.W. Woods 11/26/2019 0 0 0 0 0 0 180,000 0 0 12,371,850 A.P. Swiger 11/26/2019 0 0 0 0 0 0 111,600 0 0 7,670,547 N.A. Chapman 11/26/2019 0 0 0 0 0 0 95,800 0 0 6,584,574 J.P. Williams, Jr. 11/26/2019 0 0 0 0 0 0 85,100 0 0 5,849,136 N.W. Duffin 11/26/2019 0 0 0 0 0 0 73,200 0 0 5,031,219 In 2019, performance share grants were made in the form of stock units. Each stock unit represents one share of ExxonMobil common stock. Performance shares granted to Named Executive Officers may be settled only in stock. During the restricted period, the executive receives a cash payment on each performance share corresponding to the cash dividends paid on an outstanding share of ExxonMobil stock. Unlike common stock, performance shares granted in stock units do not carry voting rights prior to settlement. The grant date is the same as the date on which the Compensation Committee of the Board met to approve the awards. For details of grant date fair value, see page 51. For details regarding ExxonMobils restrictions and forfeiture provisions, see pages 36, 37, and 46. 2020 Proxy Statement

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2019 Option Awards Stock Awards Equity Equity Incentive Incentive Plan Awards: Equity Incentive Plan Awards: Market or Plan Awards: Number of Payout Value Number of Number Market Value Unearned of Unearned Number of Number of Securities of Shares of Shares Shares, Units Shares, Units Securities Securities Underlying or Units of or Units of or Other or Other Underlying Underlying Unexercised Option Stock That Stock That Rights That Rights That Unexercised Unexercised Unearned Exercise Option Have Not Have Not Have Not Have Not Options (#) Options (#) Options Price Expiration Vested Vested Vested Vested Name Exercisable Unexercisable (#) ($) Date (#) ($) (#) ($) D.W. Woods 0 0 0 0 - 748,450 52,226,841 0 0 A.P. Swiger 0 0 0 0 - 833,250 58,144,185 0 0 N.A. Chapman 0 0 0 0 - 420,850 29,366,913 0 0 J.P. Williams, Jr. 0 0 0 0 - 418,700 29,216,886 0 0 N.W. Duffin 0 0 0 0 - 571,150 39,854,847 0 0 Performance shares shown in the table above include both stock and stock units. The market value is based on the 2019 year-end closing stock price of $69.78. This value has not been risk adjusted. These performance shares have the same terms as stock, except that stock units do not include voting rights. For more information regarding the performance share program, see pages 36 and 37. The following table shows the dates on which the respective restricted periods for the performance shares shown in the table above expire, assuming the awards are not forfeited and the executive is living when the restrictions lapse. Date Restrictions Lapse and Number of Performance Shares 10 Years or Retirement, Name 2020 2021 2022 2023 2024 Whichever Occurs Later D.W. Woods 45,400 68,500 66,000 75,000 90,000 403,550 A.P. Swiger 53,200 53,200 49,600 55,800 55,800 565,650 N.A. Chapman 23,400 23,400 24,750 38,500 47,900 262,900 J.P. Williams, Jr. 32,200 32,200 25,750 38,500 42,550 247,500 N.W. Duffin 32,200 38,500 34,650 34,650 36,600 394,550 OPTION EXERCISES AND STOCK VESTED FOR 2019 Option Awards Stock Awards Number of Shares Value Realized Number of Shares Value Realized Name Acquired on Exercise (#) on Exercise ($) Acquired on Vesting (#) on Vesting ($) D.W. Woods 0 0 23,400 1,616,238 A.P. Swiger 0 0 45,400 3,135,778 N.A. Chapman 0 0 19,550 1,350,319 J.P. Williams, Jr. 0 0 23,400 1,616,238 N.W. Duffin 0 0 32,200 2,224,054 2020 Proxy Statement

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In 2019, restrictions lapsed on 50 percent of performance share awards that were granted in 2014. The number of shares acquired on vesting is the gross number of shares to which the award relates. The value realized is the gross number of shares times the market price, which is the average of the high and low sale prices on the NYSE on the date that the restrictions lapse. The net number of shares acquired (gross number of shares less shares withheld for taxes) are 14,192 for Mr. Woods; 27,535 for Mr. Swiger; 11,857 for Mr. Chapman; 14,192 for Mr. Williams; and 19,529 for Mr. Duffin. For more information regarding the performance share program, see pages 36 and 37. PENSION BENEFITS FOR 2019 Number of Years Present Value of Payments During Credited Service Accumulated Benefit Last Fiscal Year Name Plan Name (#) ($) ($) D.W. Woods ExxonMobil Pension Plan 27.34 1,585,739 0 ExxonMobil Supplemental Pension Plan 27.34 6,827,964 0 ExxonMobil Additional Payments Plan 27.34 13,609,946 0 A.P. Swiger ExxonMobil Pension Plan 41.33 2,701,473 0 ExxonMobil Supplemental Pension Plan 41.33 12,026,678 0 ExxonMobil Additional Payments Plan 41.33 17,549,916 0 N.A. Chapman ExxonMobil Pension Plan 35.34 2,257,920 0 ExxonMobil Supplemental Pension Plan 35.34 5,001,882 0 ExxonMobil Additional Payments Plan 35.34 9,746,541 0 J.P. Williams, Jr. ExxonMobil Pension Plan 32.70 1,980,075 0 ExxonMobil Supplemental Pension Plan 32.70 5,148,997 0 ExxonMobil Additional Payments Plan 32.70 8,817,403 0 N.W. Duffin ExxonMobil Pension Plan 40.25 2,665,270 0 ExxonMobil Supplemental Pension Plan 40.25 8,815,000 0 ExxonMobil Additional Payments Plan 40.25 11,154,025 0 PENSION PLAN Retirement benefit plans provide an annual benefit of 1.6 percent of final average pay per year of service, with the qualified plan having an offset for Social Security benefits. For a description of the plans, see page 44. Below are the calculations and forms of payments for each plan: Pension Plan Supplemental Pension Plan Additional Payments Plan Type Qualified Nonqualified Nonqualified Calculation 1.6% x final average salary1 1.6% x final average salary1 1.6% x average annual bonus2 x years credited service, x years credited service x years credited service less a Social Security offset Form of Payment Benefit available as a lump sum Paid in the form of an equivalent Paid in the form of an equivalent or in various annuity forms lump sum six months after retirement lump sum six months after retirement Average of the highest 36 consecutive months in the 10 years of service prior to retirement. For the Pension Plan, final average salary included and benefits paid are subject to the limits on compensation ($280,000 for 2019, adjusted each year for inflation) and benefits prescribed by the U.S. Internal Revenue Code. For the Supplemental Pension Plan, final average salary included and benefits paid are the amounts that exceed the U.S. Internal Revenue Code limits. Average of the annual bonus for the three highest grants of the last five awarded prior to retirement (including the portion of the annual bonus that is paid at time of grant and the portion that is paid on a delayed basis as described on page 35). 2020 Proxy Statement

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PRESENT VALUE PENSION CALCULATIONS The present value of accumulated benefits is determined by converting the annuity values earned as of year end to lump sum values payable at age 60 (or at the employees actual age, if older) using the applicable mortality tables and interest rates. The value shown in the Pension Benefits table is the accumulated benefit as of year-end 2019. The value shown in the Summary Compensation Table on page 50 represents the annual increase in the value of the pension between year-end 2018 and 2019. The lump sum interest rates used to calculate the accumulated benefits in the Pension Benefits table and Summary Compensation Table were: For plan participants who had attained age 50 with at least 10 years of service before January 1, 2008, the lump sum interest rate for an employee who worked through the end of 2018 was 3 percent and through the end of 2019 was 2.25 percent. This is applicable to Messrs. Swiger and Duffin. For other participants, the plan specifies short-, medium-, and long-term interest rate assumptions for this purpose. The lump sum interest rates for an employee who worked through the end of 2018 were 3.16 percent, 4.21 percent, and 4.51 percent, respectively, and through the end of 2019 were 2.11 percent, 3.04 percent, and 3.63 percent, respectively. This is applicable to Messrs. Woods, Chapman, and Williams. The actual lump sum conversion factors that will apply when each executive retires may be different. For employees not yet age 60, these age 60-lump sum values are discounted to present values based on the time difference between the individuals age at year-end 2019 and age 60 (and at year-end 2018 and age 60 for the annual increase in pension calculation in the Summary Compensation Table) using the interest rates for valuing financial reporting of pension obligations as of each year end. The discount rate for determining the present value of benefits was 4.4 percent as of year-end 2018 and 3.5 percent as of year-end 2019. This is applicable to Messrs. Woods, Chapman, and Williams. EFFECT OF EARLY RETIREMENT OR DEATH Named Executive Officers have not received any additional service credit. Actual service is reflected in the table on page 55. All three pension plans require completion of 15 years of service and attainment of age 55 to be eligible for early retirement. All Named Executive Officers have satisfied this requirement. The early retirement benefit under the pension plans consists of an annuity benefit that is undiscounted for retirement ages of 60 years or over, with a discount of 5 percent for each year under age 60. In addition, the Social Security offset is waived for annuity payments scheduled to be paid prior to age 62. The benefit is eligible to be paid in the form of a lump sum. The table below shows the lump sum early retirement benefits under the plans for Messrs. Woods, Chapman, and Williams as of year-end 2019. The lump sum early retirement benefits for Messrs. Swiger and Duffin as of year-end 2019 are the amounts shown in the Pension Benefits table. Lump Sum Early Name Plan Name Retirement Benefit ($) D.W. Woods ExxonMobil Pension Plan 1,590,218 ExxonMobil Supplemental Pension Plan 6,702,825 ExxonMobil Additional Payments Plan 13,360,510 N.A. Chapman ExxonMobil Pension Plan 2,290,210 ExxonMobil Supplemental Pension Plan 5,020,919 ExxonMobil Additional Payments Plan 9,783,635 J.P. Williams, Jr. ExxonMobil Pension Plan 2,005,383 ExxonMobil Supplemental Pension Plan 5,127,902 ExxonMobil Additional Payments Plan 8,781,276 2020 Proxy Statement

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In the event of termination prior to early retirement eligibility, the pension benefit payable from the qualified Pension Plan is actuarially reduced and payable only as an annuity; there is no benefit payable under the Supplemental Pension Plan or Additional Payments Plan. In the event of death after early retirement eligibility, the retirement benefit is payable to the participants beneficiary. Prior to early retirement eligibility, if a participant has at least 15 years of service, the actuarially determined present value of the benefit accrued prior to death is payable to the participants beneficiary. Under the qualified Pension Plan, if a participant has less than 15 years of service at the time of death, the survivor benefit, payable to the participants surviving spouse, is 50 percent of the actuarially discounted vested termination benefit payable under the qualified joint and survivor annuity option. NONQUALIFIED DEFERRED COMPENSATION FOR 2019 Executive Registrant Aggregate Aggregate Aggregate Contributions Contributions Earnings Withdrawals/ Balance in Last FY in Last FY in Last FY Distributions1 at Last FYE Name ($) ($) ($) ($) ($) D.W. Woods 0 85,400 14,316 20,146 532,001 A.P. Swiger 0 83,265 31,791 0 1,151,842 N.A. Chapman 0 44,687 10,371 0 389,577 J.P. Williams, Jr. 0 49,432 10,718 218 405,323 N.W. Duffin 0 61,985 18,526 0 681,988 1 Represents a partial distribution of plan benefits for the payment of FICA taxes due. The table above shows the value of the Company credits under ExxonMobils nonqualified Supplemental Savings Plan. The nonqualified Supplemental Savings Plan provides employees with the 7-percent, Company-matching contribution to which they would otherwise be entitled under the qualified plan if not for limitations on covered compensation and total contributions under the Internal Revenue Code. The rate at which the nonqualified Supplemental Savings Plan account bears interest during the term of a participants employment is 120 percent of the long-term Applicable Federal Rate. For more information on the Supplemental Savings Plan, see page 44. The Company credits for 2019 are also included in the Summary Compensation Table under the column labeled All Other Compensation. The aggregate balance at the last fiscal year end shown above includes amounts reported as Company contributions in the Summary Compensation Table of the current proxy statement and proxy statements from prior years as follows: $313,717 for Mr. Woods; $542,955 for Mr. Swiger; $83,747 for Mr. Chapman; $95,224 for Mr. Williams; and $175,753 for Mr. Duffin. 2020 Proxy Statement

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OTHER COMPENSATION ELEMENTS Termination and Change in Control Named Executive Officers are not entitled to any additional payments or benefits relating to termination of employment other than the retirement benefits previously described Named Executive Officers do not have employment contracts, a severance program, or any benefits or payments triggered by a change in control, see page 47 Administrative Services for Retired Employee Directors Company provides certain administrative support that generally involves, but is not limited to, assistance with correspondence and travel arrangements related to activities the retired directors are involved with that continue from their employment, such as board positions with nonprofit organizations. Given the nature of support provided, a retired directors spouse may also benefit from the support provided Retired employee directors are also allowed to use vacant office space at headquarters Aggregate incremental cost to provide these services is approximately $70,000 per year; amount represents compensation and benefit cost for support personnel allocated based on estimated time dedicated to providing this service, and other miscellaneous office support costs It is not possible to estimate the future cost that may be incurred by the Company to provide these services to Mr. Woods, who is currently the only employee director Health Care Benefits Named Executive Officers are eligible to participate in the Companys health care programs (medical, dental, prescription drug, and vision care) on the same basis as all other U.S.-dollar- paid employees; no special provisions apply Unused Vacation U.S.-dollar-paid salaried employees are entitled to payment of salary for any accumulated but unused vacation days at retirement or other termination of employment. Payment for unused vacation is included in final payment of earned salary, if applicable Payments in the Event of Death The only event that results in acceleration of the vesting period for outstanding performance share awards is death Executives estate or beneficiaries would be entitled to receive the applicable death benefits as described on page 56, a distribution of the executives savings plan balances, and payment of Company-provided life insurance or death benefits as described on page 52 At year-end 2019, the amount of Company provided life insurance for each Named Executive Officer is as follows: Name Life Insurance Benefit ($) D.W. Woods 3,000,000 A.P. Swiger 5,956,000 N.A. Chapman 3,580,000 J.P. Williams, Jr. 2,024,000 N.W. Duffin 4,724,000 2020 Proxy Statement

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SHAREHOLDER PROPOSALS

We expect Items 4 through 9 to be presented by shareholders at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposals and supporting statements as they were submitted to us. We take no responsibility for them. Upon oral or written request to the Secretary at the address listed under Contact Information on page 7, we will provide information about the sponsors’ shareholdings, as well as the names, addresses, and shareholdings of any co-sponsors.

The Board recommends you vote AGAINST Items 4 through 9 for the reasons we give after each one.

Item 4 – Independent Chairman

This proposal was submitted by the Olga Monks Pertzoff Trust 1945, 111 Commercial Street, Suite 302, Portland, ME 04101, the beneficial holder of 400 shares and lead proponent of a filing group.

“RESOLVED: The shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy would be phased in for the next CEO transition.

If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

Supporting Statement:

We believe:

•	The role of the CEO and management is to run the company.

•	The role of the Board of Directors is to provide independent oversight of management and the CEO.

•	There is a potential conflict of interest for a CEO to be her/his own overseer as Chair while managing the business.

Exxon Mobil’s CEO Darren Woods serves both as CEO and Chair of the Company’s Board of Directors. We believe the combination of these two roles in a single person weakens a corporation’s governance structure.

Chairing and overseeing the Board is a time intensive responsibility. A separate independent Chair also frees the CEO to manage the company and build effective business strategies.

As Andrew Grove, Intel’s former chair, stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?”

In our view, shareholders are best served by a separate independent Board Chair who provides a balance of power between the CEO and the Board. The primary duty of a Board of Directors is to oversee the management of a company on behalf of shareholders. A combined CEO / Chair creates a potential conflict of interest, resulting in excessive management influence on the Board and weaker oversight of management.

Numerous institutional investors recommend separation of these two roles and the number of companies separating these roles is growing.

With the unprecedented climate change challenges facing global energy companies as they face important transitions to a low carbon economy, it is important to ensure our company’s governance is the best it can be, and the board is

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empowered to provide strong direction and leadership. Exxon Mobil and the industry faces numerous and significant climate related challenges from decisions about developing new oil and gas fields for the market to revising its climate related lobbying.

This resolution to Exxon Mobil received a vote in support of approximately 41% in 2019, a significant showing. To simplify the transition, this new policy would be phased in when a next CEO is chosen.”

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board agrees effectively representing the interests of shareholders requires a strong, independent Board responsible for oversight of management, including the CEO. The Board, however, disagrees that separating the Chairman and CEO positions would be in the best interest of shareholders or improve its ability to provide effective oversight.

The Board carefully considers the merits of separating or combining the Chairman and CEO positions, including whether an independent director should hold the Chairmanship, whenever a CEO change occurs. The Board believes it is important to preserve the flexibility to implement the leadership structure that will best serve the long-term interests of shareholders. Adoption of a singular approach without the flexibility to adapt to company-specific circumstances would compromise the Board’s ability to assess and implement the optimal oversight framework.

The Board currently believes having the Chairman and CEO roles combined results in significant benefits for shareholders. A combined Chairman and CEO role ensures items of greatest importance for the business are brought to the attention of, and reviewed by, the Board on a timely basis. As new issues arise, market dynamics change, or risk exposures evolve, the Chairman/CEO is best positioned, with deep Company knowledge and industry experience, to highlight those issues with the Board, ensuring appropriate oversight and discussion.

The Board is also comprised entirely of independent directors, with the exception of the CEO. Each independent director has access to the CEO and other Company executives. Independent directors also have the authority to call meetings of the independent directors, and may request agenda topics at meetings of the full Board or committees.

Further independent oversight is provided by the Company’s appointing of an independent Lead Director whose broad oversight responsibilities include:

•	Calling, chairing, and setting the agenda for executive sessions of the non-employee directors;

•	Providing feedback to the Chairman;

•	Chairing meetings of the Board in the absence of the Chairman;

•	Reviewing and approving the schedule and agenda for all Board meetings and reviewing associated materials distributed to the directors, in consultation with the Chairman;

•	Advising the Chairman on the quality, quantity, and timeliness of information flow;

•	Reviewing committee meeting schedules;

•	Engaging with shareholders, as appropriate; and

•	Leading the annual performance evaluation of the Board.

The Lead Director also concurrently serves as Chair of the Board Affairs Committee, which is comprised entirely of independent directors, to direct other key activities including:

•	Establishing the criteria for director engagement with shareholders;

•	Providing comments and suggestions to the Board on Board committee structure, committee operations, committee member qualifications, and committee member appointment;

•	Overseeing independent director succession planning and remuneration;

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•	Reviewing the service of independent directors on boards of other companies, including requests to accept a seat on any additional company board;

•	Establishing and maintaining procedures for interested parties to communicate with independent directors;

•	Considering Board governance practices and procedures including any changes to governance guidelines; and

•	Providing oversight of the performance and effectiveness of the annual evaluation process for the Board and its committees.

The Board’s Compensation Committee also independently reviews CEO performance and compensation and conducts a review with the full Board, absent the Chairman.

In addition, the Lead Director, working together with the Compensation Committee, oversees the annual evaluation of the CEO, the communication of resulting feedback to the CEO, and the review of CEO succession plans.

Importantly, only a minority of S&P 500 companies have adopted an independent chairman. This was evidenced in the 2019 Spencer Stuart Board Index, which examines the latest data and trends among the S&P 500 for board composition, governance practices, and director compensation. The Index noted that only 34 percent of S&P 500 boards have a chairman that meets the New York Stock Exchange rules for independence.

To maintain alignment with the substantial majority of S&P 500 boards, ensure continuation of the significant shareholder benefits of a combined Chairman/CEO role, and preserve the Board’s flexibility to determine the appropriate leadership and oversight structure, shareholders should reject this proposal.

Item 5 – Special Shareholder Meetings

This proposal was submitted by Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, the beneficial owner of 500 shares.

“Proposal 5 – Enable Special Shareholder Meeting without the Need to go to Court

Shareholders ask our board to take the steps necessary to amend our bylaws and appropriate governing documents to give the owners of a total of 10% of our outstanding common stock the power to call a special shareholder meeting (or the closest percentage to 10% according to state law) without the current requirement to petition a court in order to do so. The Board of Directors would continue to have its existing power to call a special meeting.

Exxon Mobil is in a small minority of companies that require shareholders to go to court in order to call for a special shareholder meeting. Plus Exxon Mobil has an unlimited budget to oppose such a request in court and shareholders do not have any such a budget.

This proposal topic won 42%-support at our 2019 annual meeting. This was a significant increase from 36%-support in 2018.

A more accessible shareholder ability to call a special meeting would put shareholders in a better position to give continuing input on improving the makeup of our board of directors. Calling a special meeting is also a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director.

This topic is more important since we have no oversight of our CEO by an independent Board Chairman. Our combined Chairman/CEO, Darren Woods was rejected by the 3rd highest number of shares in 2019. Meanwhile Mr. Woods’ total pay was $15 million. Ursula Burns, who chaired the Exxon audit committee, was rejected by 27% of shares in 2019 and Steven Reinemund was rejected by 14% of shares.

Mark Zuckerberg, Jeff Immelt, Elon Musk and Dennis Muilenburg are examples of problems with concentrating too much power in one person. Plus we apparently do not have a Lead Director as this title does not even appear in our 2019 proxy. Our stock price is down from $100 in 2013.

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A more accessible shareholder ability to call a special meeting is more important because our right to shareholder proxy access may be out of reach since it can only be used by 20 shareholders who have owned a total of $30 billion of Exxon Mobil stock continuously for 3-years. If a group of 20 shareholders is $1 short of meeting this enormous $30 billion requirement – the group is totally out of luck.

Please vote yes:

Enable Special Shareholder Meeting without the Need to go to Court – Proposal 5”

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board believes it is important for shareholders to have the right to call a special shareholder meeting, a right ExxonMobil currently provides. ExxonMobil shareholders holding at least 15 percent of shares outstanding may call a special meeting in accordance with recently amended Corporate Governance Guidelines. No court petition is required.

Shareholder interests are further protected by a strong, independent Board responsible for the oversight of management, including the CEO. Effective leadership is also provided by an independent Lead Director with expansive oversight responsibilities. In each of the last two years, shareholders recognized the strong leadership and independence of the Board with an average vote in favor of all directors of more than 93 percent.

ExxonMobil’s current Corporate Governance Guidelines allow for shareholders of at least 15 percent of common stock outstanding to call a special meeting without the need for a court petition, which provides a meaningful and more advantageous shareholder right than most large-cap companies. Many companies that provide shareholders the right to call a special shareholder meeting do so at a much higher threshold. The most common threshold among S&P 500 companies is 25 percent.

Therefore, the Board believes this proposal is unnecessary.

Item 6 – Report on Environmental Expenditures

This proposal was submitted by Steven Milloy, 12309 Briarbush Lane, Potomac, MD 20854, the beneficial owner of 250 shares.

“Greenwashing Audit

Resolved:

Shareholders request that, beginning in 2020, ExxonMobil publish an annual report of the incurred costs and associated significant and actual benefits that have accrued to shareholders, the public health and the environment, including the global climate, from the company’s environment-related activities that are voluntary and that exceed U.S. and foreign compliance and regulatory requirements. The report should be prepared at reasonable cost and omit proprietary information.

Supporting Statement:

The resolution is intended to help shareholders monitor and evaluate whether the company’s voluntary activities and expenditures touted as protecting the public health and environment are producing actual and meaningful benefits to shareholders, the public health and the environment, including global climate.

Corporate managements sometimes engage in the practice of ‘greenwashing,’ which is defined as the expenditure of shareholder assets on ostensibly environment-related activities but actually undertaken merely for the purpose of improving the company’s or management’s public image.

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Such insincere ‘green’ posturing and associated touting of hypothetical or imaginary benefits to public health and the environment may harm shareholders by wasting corporate assets, and deceiving shareholders and the public by accomplishing nothing real and significant for the public health and environment.

For example, ExxonMobil claimed in its 2019 ‘Energy and Carbon Summary’ report that it:

•	Plays ‘an essential role in protecting the environment and addressing the risks of climate change’;

•	Reduced its operational emissions by an average of about 20 MILLION tons annually since 2000.

•	Spent $9 billion since 2000 on efforts to reduce emissions.

None of these emissions reduction activities are required by law or regulation.

But in 2018 alone:

•	Exxon produced about 1.4 BILLION barrels of oil which, when burned, produced about 588 MILLION tons of carbon dioxide (CO2).

•	Global emissions of CO2-equivalents in 2018 were about 55.3 BILLION tons.

So:

•	While ExxonMobil touts its operational reductions in CO2, it sells products that, when burned by consumers, emit almost 30 times more CO2.

•	ExxonMobil’s products when burned produce CO2 emissions that amount to a mere one percent (1%) of global manmade emissions.

Although ExxonMobil’s operational emissions cuts and the emissions from its products are both meaningless in larger context ExxonMobil bizarrely, if not falsely claims that it plays ‘an essential role in... addressing the risks of climate change.’

So, what are the actual benefits to shareholders and the climate of ExxonMobil’s multibillion-dollar bid to reduce its CO2 emissions. By how much, in what way, and when will any of these activities reduce, alter or improve climate change, for example?

The information and honesty requested by this proposal is not already contained in any ExxonMobil report. As none of them present the actual and significant cost-benefit details requested here, they may all be reasonably suspected of being examples of don’t-look-behind-the-curtain corporate greenwashing propaganda.

ExxonMobil should report to shareholders what are the actual benefits being produced by its voluntary and highly touted environmental activities. Are they real and worthwhile, or just greenwashing?”

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board believes transparency and accurate disclosure are important for shareholders to adequately assess potential risks and benefits of investments. The Company works to ensure the information it provides is timely, factual, vetted by subject matter experts, and compliant with regulations.

All opportunities inclusive of those undertaken to address the risks of climate change are rigorously evaluated to support the objective of generating long-term shareholder value.

For example, safe, reliable, and responsible operations, including steps to reduce emissions, are correlated with strong financial and operating performance. Investments that result in an increase in sales of higher value and more sustainable products, which generally yield higher margins, expand the earnings and cash flow potential of the Company. Developing and deploying proprietary technologies, such as biofuel and carbon capture, will position the Company to participate in the transition to a lower-carbon energy system consistent with the goals of the Paris Agreement. Engaging with governments to implement effective climate-related policies leads to a more efficient regulatory environment and a level playing field for market participants, including ExxonMobil.

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ExxonMobil has invested nearly $10 billion in technology and programs to reduce emissions since 2000. Of this amount, approximately $4 billion is related to oil and gas operations, including energy efficiency and flare mitigation efforts, which help to reduce emissions and minimize costly waste. The Company also invested $3 billion in cogeneration facilities to more efficiently produce electricity and further reduce greenhouse gas (“GHG”) emissions across its operations. Additional investments in refining and chemical facilities around the world, and research to identify additional emission reduction opportunities, accounted for the remaining $3 billion. These investments were key in eliminating or reducing CO2 emissions by more than 400 million tonnes, which is equivalent to the average annual energy demand of more than 46 million U.S. homes.

The Company also announced, and is on track to meet, goals to further reduce emissions from its operations, including a 15-percent decrease in methane emissions and a 25-percent reduction in flaring by year-end 2020, as well as a 10-percent reduction in GHG intensity for the Imperial Oil-operated oil sands operations by 2023. These measures build upon established programs to deliver sustainable GHG reductions that help meet society’s ambition for a lower-carbon future.

Details related to these major investments are available in existing reports published by the Company including the Outlook for Energy, Energy & Carbon Summary and other publications and regulatory filings. The Board believes the proposal, therefore, is unnecessary.

Item 7 – Report on Risks of Petrochemical Investments

This proposal was submitted by the Park Foundation, a client of As You Sow, 2150 Kittredge St., Suite 450, Berkeley, CA 94704, the beneficial owner of 117 shares and lead proponent of a filing group.

“Resolved: Shareholders request that ExxonMobil, with board oversight, publish a report, omitting proprietary information and prepared at reasonable cost, assessing the public health risks of expanding petrochemical operations and investments in areas increasingly prone to climate change-induced storms, flooding, and sea level rise.

Supporting Statement: Investors request the company assess, among other related issues at management and Board discretion: The adequacy of measures the company is employing to prevent public health impacts from associated chemical releases.

Whereas: Investors are concerned about the financial, health, environmental, and reputational risks associated with operating and building-out new chemical plants and related infrastructure in Gulf Coast locations increasingly prone to catastrophic storms and flooding associated with climate change. Civil society groups have mobilized to oppose the expansion of petrochemical facilities in their communities due to concerns regarding direct health and livelihood impacts from air and water pollutant releases. Such opposition threatens to jeopardize ExxonMobil’s social license to operate in the region.

Petrochemical facilities like ethane crackers and polyethylene processing plants produce dangerous pollutants including benzene (a known carcinogen), Volatile Organic Compounds, and sulfur dioxide. These operations can become inundated and pose significant chemical release risks during extreme weather events. Flooding from Hurricane Harvey in 2017 resulted in ExxonMobil plant shut downs and the release of unpermitted, unsafe levels of pollutants. Nearby Houston residents reported respiratory and other health problems following ExxonMobil’s releases during Hurricane Harvey.

Growing storms and the costs they bring our company are predicted to increase in frequency and intensity as global warming escalates. Recent reports show that greenhouse gas emissions throughout the petrochemical and plastic supply chain contribute significantly to climate change, exacerbating the threat of physical risks like storms. Flood-related damage is projected to be highest in Texas, where many ExxonMobil petrochemical plants are concentrated. Houston alone has seen three 500-year floods in a three-year span. Hurricane Harvey contributed to decreased earnings of approximately $40 million for ExxonMobil in 2017 and decreasing social license from surrounding communities.

64	2020 Proxy Statement

Historically, releases from ExxonMobil’s petrochemical operations have exceeded legal limits, exposing the company to liability and millions in payment for violations of environmental laws including the Clean Air and Clean Water Acts. As climate change intensifies flooding and storm strength, the potential for unplanned chemical releases grows.

In spite of these risks, ExxonMobil continues to accelerate its petrochemical activity in the Gulf Coast, investing heavily to expand in flood-prone areas of Texas and Louisiana. The company has generally disclosed that risks from storms may impact its business and that climate risks like extreme storms are among the factors it considers in construction and operation of assets. The impacts to ExxonMobil’s operations from Hurricane Harvey, however, indicate the company’s level of preparedness is insufficient. As the Company rapidly expands its petrochemical assets in climate-impacted areas, investors seek improved disclosure to understand whether ExxonMobil is adequately evaluating and mitigating public health risks associated with climate-related impacts and the dangerous chemicals it uses.”

The Board recommends you vote AGAINST this proposal for the following reasons:

ExxonMobil works in remote and challenging environments around the world, including flood-prone areas, and as a result has extensive experience operating facilities in a wide range of challenging physical environments. The Company’s history of design, construction, and operations provides a solid foundation to address the risks associated with different environments. The Company designs and operates its facilities in consideration of those risks.

ExxonMobil uses a rigorous and comprehensive assessment process, which includes the collection of extensive data from measurements and advanced computer modeling to consider the full range of potential environmental, socioeconomic, and health risks associated with its operations, prior to pursuing a new development. Importantly, ExxonMobil works closely with governments and regulatory agencies, for permitting and other requirements, to ensure appropriate operating procedures and response measures are in place to minimize potential impacts. These external professionals, working on behalf of governments, regulatory bodies, and residents, are trained to identify risk factors that may affect projects, facilities, and local communities. This collaborative approach enables the Company to gain a holistic view of issues that may affect a specific project, and implement measures to eliminate, avoid, or remedy potential concerns.

As the Company undertakes its risk assessments, it carefully considers the unique factors faced by its facilities. For example, offshore facilities are potentially impacted by changes in wave and wind intensity, loop currents, and ice floe patterns. Onshore facilities, including petrochemical operations, are exposed to potential sea-level changes, storm surge, flooding, wind, seismicity, or geotechnical considerations. In each case, environmental assessments, as described above, are conducted in advance to ensure protective measures and response procedures are in place prior to building and commissioning facilities.

ExxonMobil’s Operations Integrity Management System is the backbone of this process and has proven effective at ensuring readiness for and resiliency to extreme weather conditions.

ExxonMobil’s participation in Gulf Coast Growth Ventures, a world-scale ethane steam cracker and derivative units in San Patricio County, Texas, is an excellent example of the Company’s risk management processes in practice. ExxonMobil, through the joint venture, worked with government regulators and local communities to address four key priorities expressed by local residents: health and safety, education and workforce development, quality of life, and environmental stewardship. The Company held approximately 150 meetings with local residents, community groups, and other organizations to gather stakeholder perspectives and ensure that identified risks and concerns were appropriately addressed. Through this process, the Company received comments related to wastewater disposal and air quality and, following review by the Texas Commission on Environmental Quality, modified facility design to mitigate community concerns.

Once facilities are in operation, the Company maintains disaster preparedness, response and business continuity plans. Detailed, well-practiced, and frequently updated emergency response plans tailored to each facility help prepare for unplanned events, including extreme weather. Regular emergency response drills are practiced in coordination with appropriate government agencies and community coalitions to help ensure readiness and minimize the impacts of such events. ExxonMobil has also established strategic emergency support groups around the world to develop and practice response strategies and assist field responders. Each facility and business unit has access to readily available trained responders, including regional response teams, to provide rapid tactical support.

2020 Proxy Statement	65

We also monitor and manage ongoing integrity through periodic checks on key aspects of facility structures, including adopting learnings from recent extreme weather events as part of ongoing engineering evaluations. These evaluations include the use of engineering assessments to identify potential impacts on critical systems, such as facilities for storm water handling and upgrades of electrical systems. Enhancements could involve procedural revisions and / or changes in equipment design to help ensure resiliency.

The Company publicly shares its guidelines, measures, and practices to assess and mitigate risk factors, and includes the information requested by the proponent in its Energy & Carbon Summary publication.

Based on the Company’s extensive experience and well-established processes, procedures, and disclosures, the Board believes this proposal is unnecessary.

Item 8 – Report on Political Contributions

This proposal was submitted by the Unitarian Universalist Association, 24 Farnsworth Street, Boston, MA 02210, the beneficial owners of 87 shares and lead proponent of a filing group.

“Resolved, that the shareholders of Exxon Mobil Corp. (‘Exxon’ or ‘Company’) hereby request that the Company prepare and semiannually update a report, which shall be presented to the pertinent board of directors committee and posted on the Company’s website, disclosing the Company’s:

(a)	Policies and procedures for making electoral contributions and expenditures (direct and indirect) with corporate funds, including the board’s role (if any) in that process; and

(b)

Monetary and non-monetary contributions or expenditures that could not be deducted as an ‘ordinary and necessary’ business expense under section 162(e)(1)(B) of the Internal Revenue Code, including (but not limited to) contributions or expenditures on behalf of candidates, parties, and committees and entities organized and operating under section 501(c)(4) of the Internal Revenue Code, as well as the portion of any dues or payments made to any tax-exempt organization (such as a trade association) used for an expenditure or contribution that, if made directly by the Company, would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code.

The report shall be made available within 12 months of the annual meeting and identify all recipients and the amount paid to each recipient from Company funds. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term Exxon shareholders, we support transparency and accountability in corporate electoral spending. Disclosure is in the best interest of the Company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, ‘[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.’

Publicly available records show Exxon has contributed at least $12,900,000 in corporate funds since the 2010 election cycle. (CQMoneyLine: http://moneyline.cq.com; National Institute on Money in State Politics: http://www.followthemoney.org).

We acknowledge that Exxon publicly discloses a policy on corporate political spending and its direct contributions to candidates, parties, and committees. We believe this is deficient because Exxon does not disclose the following:

•	A full list of trade associations to which it belongs and the non-deductible portion under section 162(e)(1)(B) of the dues paid to each; and

•	Payments to other third-party organizations, including those organized under section 501(c)(4) of the Internal Revenue Code, that could be used for election-related purposes.

66	2020 Proxy Statement

Information on indirect electoral spending through trade associations and 501(c)(4) groups cannot be obtained by shareholders unless the Company discloses it. This proposal asks the Company to disclose all of its electoral spending, both direct and indirect. This would bring our company in line with a growing number of leading companies, including AT&T, United Technologies, and ConocoPhillips, which present this information on their websites. The Company’s Board and shareholders need comprehensive disclosure to be able to fully evaluate the use of corporate assets in elections. We urge your support for this critical governance reform.”

The Board recommends you vote AGAINST this proposal for the following reasons:

ExxonMobil is committed to full compliance with applicable regulations, and publicly shares its policy on corporate political spending and its direct contributions to candidates, parties, and committees. The Company believes disclosure requirements outlined by federal and state laws are both adequate and equitable, in that they require the same level of disclosure from all participants in the political process.

In addition to federal and state regulations, ExxonMobil’s political contributions are subject to a strict internal review process that requires approval by the Chairman as directed by the Company’s Political Activities Guidelines, available on exxonmobil.com/company/policy/political-contributions-and-lobbying. The political contributions of the Corporation, as well as the contributions of the political action committees established by the Corporation, are reviewed with the Board of Directors of the Corporation annually, and procedures are routinely verified during internal audits of the Company’s political activities.

With respect to contributions to third-party organizations, the Company publishes its Worldwide Contributions and Community Investment: Public Policy report on its website, at exxonmobil.com/community-engagement/worldwide-giving. The most recent listing includes contributions to more than 100 U.S.-based, non-profit organizations that in many cases contribute to informed policy discussions.

Therefore, for the reasons stated above, the Board believes current federal and state oversight are sufficient to ensure disclosure and transparency, and to provide a consistent standard for all reporting entities. Any desire for additional disclosure would be more appropriately addressed to Congress, the Executive Branch, and/or relevant state and local governments. In the Board’s view, this proposal is unnecessary.

Item 9 – Report on Lobbying

This proposal was submitted by the United Steelworkers, 60 Boulevard of the Allies, Pittsburgh, PA 15222, the beneficial owner of 116 shares and lead proponent of a filing group.

“Whereas, we believe in full disclosure of ExxonMobil’s direct and indirect lobbying activities and expenditures to assess whether ExxonMobil’s lobbying is consistent with its expressed goals and in shareholder interests.

Resolved, the shareholders of ExxonMobil request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by ExxonMobil used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, including in each case the amount of the payment and the recipient.

3.	Description of management’s and the Board’s decision-making process and oversight for making payments described above.

For purposes of this proposal, a ‘grassroots lobbying communication’ is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. ‘Indirect lobbying’ is lobbying engaged in by a trade association or other organization of which ExxonMobil is a member.

2020 Proxy Statement	67

Both ‘direct and indirect lobbying’ and ‘grassroots lobbying communications’ include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on ExxonMobil’s website.

Supporting Statement

ExxonMobil spent $110,700,000 from 2010 – 2018 on federal lobbying. This does not include state lobbying expenditures, where ExxonMobil also lobbies but disclosure is uneven or absent. For example, ExxonMobil spent $4,055,093 on lobbying in California from 2010 – 2018. Exxon also lobbies abroad, spending between €3,250,000 – €3,499,999 on lobbying in Europe for 2018.

ExxonMobil belongs to the American Petroleum Institute, Business Roundtable (BRT), Chamber of Commerce and National Association of Manufacturers (NAM), which altogether spent $260,638,048 on lobbying for 2017 and 2018. Both the BRT and NAM are lobbying against shareholder rights to file resolutions. ExxonMobil does not disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying.

We are concerned that ExxonMobil’s lack of disclosure presents reputational risks when its lobbying contradicts company public positions. For example, ExxonMobil supports the Paris climate agreement, yet a 2019 InfluenceMap report found Exxon has spent millions lobbying to undermine it.1

Investors participating in the Climate Action 100+ representing more than $34 trillion in assets are asking companies to align their lobbying, including through their trade associations, with the goals of the Paris agreement. Peer Shell produced an ‘Industry Associations Climate Review’ report to ensure its trade association participation aligned with its views.2 ExxonMobil uses the Global Reporting Initiative (GRI) for sustainability reporting, yet fails to report ‘any differences between its lobbying positions and any stated policies, goals, or other public positions’ under GRI Standard 415.

We believe the reputational damage stemming from this misalignment between general policy positions and actual direct and indirect lobbying efforts harms long-term value creation by ExxonMobil. Thus, we urge ExxonMobil to expand its lobbying disclosure.”

[1]	https://thehill.com/policy/energy-environment/436117-top-oil-firms-spend-millions-on-lobbying-to-block-climate-change
[2]	https://www.reuters.com/article/us-shell-afpm-idUSKCN1RE0VB

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board fully supports accountability, appropriate transparency, and disclosure of lobbying activities and expenditures. Lobbying and political engagements are addressed as part of the Board’s oversight of the Company’s enterprise-risk framework, including potential reputational risk. The Company follows a strict internal review and oversight process to ensure its public policy positions are aligned with lobbying activities. Regular reviews of public-policy issues of significance are provided to the Management Committee and to the Board. Positions on key issues and grassroots lobbying communications are made publicly available on ExxonMobil’s corporate website, at exxonmobil.com/company/policy/political-contributions-and-lobbying, and exxchange.com, the Company’s advocacy community portal. Without exception, the Company’s lobbying efforts are aligned with its publicly available positions.

The Company’s Political Activities Policy and Guidelines, which is available to the public on its website, at exxonmobil.com/company/policy/political-contributions-and-lobbying, provide clear guidance that only certain employees may act on behalf of the Company to execute the political activities of the corporation, including lobbying. Therefore, a well-established process is in place to authorize individual employee engagement in lobbying activities.

68	2020 Proxy Statement

ExxonMobil publicly reports, on a quarterly basis, to the U.S. Congress its federal lobbying expenses and the specific issues lobbied. The total figure reported in ExxonMobil’s public Lobbying Disclosure Act filings includes expenses associated with the costs of employee federal lobbying, as well as those portions of payments to trade associations, coalitions and think tanks that are spent on federal lobbying. All reports are accessible to the general public on the U.S. Senate website at www.senate.gov. More recently filed reports are also posted on the Company website at exxonmobil.com/company/policy/political-contributions-and-lobbying. Furthermore, ExxonMobil, and its employees involved in lobbying, file lobby disclosure reports at the federal, state and local level, in accordance with all applicable disclosure laws. Requiring additional disclosure would hold ExxonMobil to a different standard than other groups engaging in similar lobbying activities.

The Company’s contributions to trade associations and other organizations do not constitute an endorsement of every public policy position or point of view expressed by a recipient organization. As is true of all nonprofit groups the Company supports, an annual evaluation of the merits of each organization is conducted, and the Company reserves the right to initiate, sustain, or withdraw support at any time.

Existing disclosure laws provide consistent transparency for all parties involved in the political process. As such, the Board believes the proponent’s specific positions on lobbying disclosure included in this proposal are more appropriately addressed to the U.S. Congress, the Executive Branch, and state and local governments. For this reason, and others stated above, the Board recommends voting against this proposal.

PAY RATIO

Annual total CEO compensation for 2019 was $23,529,292. The median of annual total compensation of all employees of the Corporation, except the CEO, for 2019 was $173,712. The ratio of annual total CEO compensation to the median of annual total compensation of all employees was 135:1.

The median employee was identified as of October 1, 2019, based on total taxable wages for the most recently completed prior fiscal year as shown in the Corporation’s records. No estimates or sampling methodologies were used for this purpose. No cost-of-living adjustments were made and the taxable wages of employees employed for less than the full fiscal year were not annualized. “Employees” were defined based on applicable employment and tax laws.

For purposes of this disclosure, as permitted by SEC rules, the value of non-discriminatory benefits is included in annual total compensation of both the median employee and the CEO. These non-discriminatory benefits are long-term disability plan; basic life insurance and accidental death and dismemberment; medical plan; and dental plan.

Including these benefits provides a more accurate compensation ratio. Since SEC rules do not require inclusion of these generally available benefits in the Summary Compensation Table, annual total CEO compensation shown above is slightly higher than the Total CEO Compensation shown in that table.

2020 Proxy Statement	69

ExxonMobil is a global company with employees in many countries around the world. As permitted by the de minimis exemption under the SEC rules, for purposes of identifying the median employee, we have excluded employees from 44 countries which represent in aggregate less than 5 percent of the Corporation’s total employees. As required, where any employees from a jurisdiction were excluded, all employees from that jurisdiction were excluded. In total, as detailed in the table below, 3,569 employees out of a total number of 75,927 worldwide employees were excluded under the de minimis exemption.

Countries Excluded / Number of Employees
1.	Angola	529	12.	New Zealand	93	23.	South Korea	28	34.	Mauretania	4
2.	Norway	391	13.	Sweden	68	24.	Colombia	22	35.	Ukraine	4
3.	Egypt	358	14.	Taiwan	65	25.	Vietnam	21	36.	Azerbaijan	3
4.	Chad	327	15.	United Arab Emirates	64	26.	N. Mariana Island	21	37	Cameroon	3
5.	Mexico	292	16.	Mozambique	61	27.	Romania	18	38.	Ghana	3
6.	Equatorial Guinea	272	17.	Cyprus	43	28.	Saudi Arabia	13	39.	Luxembourg	3
7.	Guyana	169	18.	Guam	41	29.	Spain	11	40.	Peru	2
8.	Qatar	150	19.	Poland	34	30.	South Africa	11	41.	Namibia	2
9.	Turkey	116	20.	Kazakhstan	31	31.	Micronesia	9	42.	Switzerland	2
10.	Japan	114	21.	New Caledonia	29	32.	Greece	7	43.	Pakistan	1
11.	Finland	97	22.	Fiji	29	33.	Denmark	7	44.	Tanzania	1

Total number of employees excluded:     3,569

ADDITIONAL INFORMATION

Other Business

We are not currently aware of any other business to be acted on at the annual meeting. Under the laws of New Jersey, where ExxonMobil is incorporated, no business other than procedural matters may be raised at the meeting unless proper notice has been given to the shareholders. If other business is properly raised, your proxies have authority to vote as they think best, including to adjourn the meeting.

People With Disabilities

We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plans to attend. Please call or write the Secretary at least two weeks before the meeting at the telephone number, address, or fax number listed under Contact Information on page 7.

Outstanding Shares

On February 29, 2020, there were 4,230,430,398 shares of common stock outstanding. Each common share has one vote.

How We Solicit Proxies

In addition to this mailing, ExxonMobil officers and employees may solicit proxies personally, electronically, by telephone, or with additional mailings. ExxonMobil pays the costs of soliciting this proxy. We are paying D.F. King & Co. a fee of $30,000 plus expenses to help with the solicitation. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Shareholder Proposals and Director Nominations for Next Year

Any shareholder proposal for the annual meeting in 2021 must be sent to the Secretary at the address or fax number of ExxonMobil’s principal executive office listed under Contact Information on page 7. The deadline for receipt of a proposal to be considered for inclusion in the 2021 proxy statement is 5 p.m. Central Time, on December 10, 2020. The deadline for notice of a proposal for which a shareholder will conduct his or her own solicitation is February 23, 2021. Upon request, the Secretary will provide instructions for submitting proposals.

70	2020 Proxy Statement

Submissions of nominees for director under the proxy access provisions of our by-laws for the 2021 annual meeting must be submitted in compliance with those by-laws no later than December 10, 2020, and no earlier than November 10, 2020. Notice of a director nomination other than under proxy access must be submitted in compliance with the advance notice provisions of our by-laws no later than January 27, 2021, and no earlier than December 28, 2020.

Duplicate Annual Reports

Registered shareholders with multiple accounts may authorize ExxonMobil to discontinue mailing annual reports on an account by calling ExxonMobil Shareholder Services at the toll-free telephone number listed on page 7 at any time during the year. Beneficial holders should contact their banks, brokers, or other holders of record to discontinue duplicate mailings. At least one account must continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy statements and proxy cards.

Shareholders With the Same Address

If you share an address with one or more ExxonMobil shareholders, you may elect to “household” your proxy mailing. This means you will receive only one set of proxy materials at that address unless one or more shareholders at that address specifically elect to receive separate mailings. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings. We will promptly send separate proxy materials to a shareholder at a shared address on request. Shareholders with a shared address may also request us to send separate proxy materials in the future, or to send a single copy in the future, if we are currently sending multiple copies to the same address.

Requests related to householding should be made by calling ExxonMobil Shareholder Services at the telephone number listed on page 7. Beneficial shareholders should request information about householding from their banks, brokers, or other holders of record.

SEC Form 10-K

Shareholders may obtain a copy of the Corporation’s Annual Report on Form 10-K to the Securities and Exchange Commission without charge by writing to the Secretary at the address listed under Contact Information on page 7, or by visiting ExxonMobil’s website at exxonmobil.com/secfilings.

2020 Proxy Statement	71

DIRECTIONS

ExxonMobil 2020 Annual Meeting

Wednesday, May 27, 2020

9:30 a.m. Central Time

Renaissance Dallas Hotel Conference Center

2222 North Stemmons Freeway

Dallas, Texas 75207

•	Free self-parking is provided at the Renaissance Hotel in the parking garage and in the hotel’s uncovered ground-level parking lot.

•

From I-45/Hwy. 75 – Take I-345, Exit 286A, TX-366 Spur West (Woodall Rodgers Freeway) and I-35E North to North Stemmons Freeway. Take exit 430B-430C from I-35E North toward Market Center Boulevard/Wycliff Avenue. Merge onto North Stemmons Freeway. Hotel is located at North Stemmons Freeway and Wycliff Avenue.

•	From I-35 – Take exit 430B-430C toward Market Center Boulevard/Wycliff Avenue. Merge onto North Stemmons Freeway. Hotel is located at North Stemmons Freeway and Wycliff Avenue.

•

From DFW Airport – Take South exit to Hwy. 183 East. Follow 183 East to Interstate 35/Stemmons Freeway South. Continue on the freeway to exit 430C for Wycliff Avenue. Turn left off exit. Travel under the bridge then turn left onto North Stemmons Freeway. The hotel entrance is on the right.

•

From Love Field – Take first right turn onto West Mockingbird Lane. Merge onto southbound Harry Hines Boulevard then make a slight right onto Market Center Boulevard. Take the second right turn onto North Stemmons Freeway. The hotel entrance is on the right.

Printed entirely on recycled paper	002CSNA8D5

ExxonMobil VOTE

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2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN THE REVERSE SIDE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

VOTING ITEMS — The Directors recommend a vote FOR all the nominees listed. (page 20)

1. Election of Directors:	For	Against	Abstain
01 - Susan K. Avery	☐	☐	☐
02 - Angela F. Braly	☐	☐	☐
03 - Ursula M. Burns	☐	☐	☐
04 - Kenneth C. Frazier	☐	☐	☐
05 - Joseph L. Hooley	☐	☐	☐
06 - Steven A. Kandarian	☐	☐	☐
07 - Douglas R. Oberhelman	☐	☐	☐
08 - Samuel J. Palmisano	☐	☐	☐
09 - William C. Weldon	☐	☐	☐
10 - Darren W. Woods	☐	☐	☐

The Directors recommend a vote FOR proposal items 2 and 3.

	For	Against	Abstain
2. Ratification of Independent Auditors (page 29)	☐	☐	☐
3. Advisory Vote to Approve Executive Compensation (page 30)	☐	☐	☐

The Directors recommend a vote AGAINST shareholder proposal items 4 through 9.

	For	Against	Abstain
4. Independent Chairman (page 59)	☐	☐	☐
5. Special Shareholder Meetings (page 61)	☐	☐	☐
6. Report on Environmental Expenditures (page 62)	☐	☐	☐
7. Report on Risks of Petrochemical Investments (page 64)	☐	☐	☐
8. Report on Political Contributions (page 66)	☐	☐	☐
9. Report on Lobbying (page 67)	☐	☐	☐

1 P C F

002CSP0083 036IRF

. 2020 Annual Meeting of Shareholders Admission Ticket TIME Wednesday, May 27, 2020 9:30 a.m. Central Time PLACE Renaissance Dallas Hotel Conference Center 2222 North Stemmons Freeway Dallas, TX 75207 WEBCAST A presentation with audio will be available on the Internet at exxonmobil.com. Instructions will appear on the website prior to the event. ADMISSION This ticket will admit shareholder. A ticket for one guest can be requested at the Admissions desk at the annual meeting. A valid admission ticket and government-issued picture identification are required for each of the shareholder and the guest. For safety and security reasons, cameras, smartphones, recording equipment, electronic devices, computers, large bags, briefcases, packages, and firearms or other weapons will not be permitted in the building. With the evolving concerns of COVID-19, these plans are subject to change and could evolve to a virtual meeting. We will notify you of any changes prior to the event. Please refer to your proxy statement for more information. As always, our first priority remains the health and safety of our shareholders, employees, and communities. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/exxonmobil q IF VOTING BY MAIL, SIGN BELOW, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q PROXY/VOTING INSTRUCTIONS + Solicited by the Board of Directors The undersigned hereby appoints, and instructs the appropriate account trustee(s), if any, to appoint, U.M. Burns, K.C. Frazier, S.J. Palmisano, S.S Reinemund, and D.W. Woods, or each or any of them, with power of substitution, proxies to act and vote shares of common stock of the undersigned at the 2020 annual meeting of shareholders of Exxon Mobil Corporation and at any adjournments thereof, as indicated, upon all matters referred to on the reverse side and described in the proxy statement for the meeting and, at their discretion, upon any other matters that may properly come before the meeting. This proxy covers shares of ExxonMobil common stock registered in the name of the undersigned (whether certificated or book entry) and shares held in the name of the undersigned in the Computershare Investment Plan. This card also provides voting instructions to the applicable trustees for any shares held in the name of the undersigned in the ExxonMobil Savings Plan and/or a Computershare Investment Plan IRA. If no other indication is made on the reverse side of this form, the proxies/trustees shall vote: (a) for the election of the director nominees; and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side. NON-VOTING ITEMS Change of Address — Please print new address below. Comments — Please print your comments below. AUTHORIZED SIGNATURES — This section must be completed for your vote to be counted. Date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. +. 2020 Annual Meeting of Shareholders Admission Ticket TIME Wednesday, May 27, 2020 9:30 a.m. Central Time PLACE Renaissance Dallas Hotel Conference Center 2222 North Stemmons Freeway Dallas, TX 75207 WEBCAST A presentation with audio will be available on the Internet at exxonmobil.com. Instructions will appear on the website prior to the event. ADMISSION This ticket will admit shareholder. A ticket for one guest can be requested at the Admissions desk at the annual meeting. A valid admission ticket and government-issued picture identification are required for each of the shareholder and the guest. For safety and security reasons, cameras, smartphones, recording equipment, electronic devices, computers, large bags, briefcases, packages, and firearms or other weapons will not be permitted in the building. With the evolving concerns of COVID-19, these plans are subject to change and could evolve to a virtual meeting. We will notify you of any changes prior to the event. Please refer to your proxy statement for more information. As always, our first priority remains the health and safety of our shareholders, employees, and communities. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/exxonmobil q IF VOTING BY MAIL, SIGN BELOW, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q PROXY/VOTING INSTRUCTIONS + Solicited by the Board of Directors The undersigned hereby appoints, and instructs the appropriate account trustee(s), if any, to appoint, U.M. Burns, K.C. Frazier, S.J. Palmisano, S.S Reinemund, and D.W. Woods, or each or any of them, with power of substitution, proxies to act and vote shares of common stock of the undersigned at the 2020 annual meeting of shareholders of Exxon Mobil Corporation and at any adjournments thereof, as indicated, upon all matters referred to on the reverse side and described in the proxy statement for the meeting and, at their discretion, upon any other matters that may properly come before the meeting. This proxy covers shares of ExxonMobil common stock registered in the name of the undersigned (whether certificated or book entry) and shares held in the name of the undersigned in the Computershare Investment Plan. This card also provides voting instructions to the applicable trustees for any shares held in the name of the undersigned in the ExxonMobil Savings Plan and/or a Computershare Investment Plan IRA. If no other indication is made on the reverse side of this form, the proxies/trustees shall vote: (a) for the election of the director nominees; and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side. NON-VOTING ITEMS Change of Address — Please print new address below. Comments — Please print your comments below. AUTHORIZED SIGNATURES — This section must be completed for your vote to be counted. Date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. +